UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 17, 2004
                                (Date of Report)


                           NORTH SHORE CAPITAL IV INC.
             (Exact name of registrant as specified in its charter)


          COLORADO                   000-30383                54-1964054
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)


                              2209 PERSHING AVENUE
                           SHEBOYGAN, WISCONSIN 53083
                    (Address of principal executive offices)


                                  920-207-7772
              (Registrant's telephone number, including area code)


                            203 YOAKUM PARKWAY # 916
                       ALEXANDRIA, VIRGINIA 22304 (Former
             name or former address, if changed since last report.)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
         ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SECTION 2 - FINANCIAL INFORMATION
         ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
SECTION 3 - SECURITIES AND TRADING MARKETS
         ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.
SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
         ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.
         ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                    DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
         ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE
                    IN FISCAL YEAR.
SECTION 8 - OTHER EVENTS
         ITEM 8.01  OTHER EVENTS.


                                     GENERAL

         Effective as of December 13, 2004, North Shore Capital IV Inc., a Colorado corporation (the "REGISTRANT"), entered into a Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") with Gridline Communications Corp., a Delaware corporation ("GRIDLINE"), and the beneficial holders thereof (the "GRIDLINE STOCKHOLDERS"), which sets forth the terms and conditions of the business combination of the Registrant and Gridline (the "TRANSACTION") in which all Gridline Stockholders exchange every 2.03151261 (the "EXCHANGE RATIO") shares of Gridline common stock, par value $.0001 per share, held by them for one share of common stock, par value $0.001 per share (the "NSC COMMON STOCK"), of the Registrant's successor in interest ("NSC") resulting from the Registrant's proposed reincorporation in Delaware. The Registrant is effecting such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. As a result of the Transaction, Gridline shall become a wholly-owned subsidiary of the Registrant, and stockholders of Gridline shall become the controlling stockholders of NSC. All options, warrants exercisable for, and securities convertible into, shares of Gridline common stock shall, upon the Closing of the Transaction, be exercisable for such number of shares of NSC Common Stock as the holder thereof would have received if such options and warrants had been exercised, or such convertible securities converted, immediately prior to such Closing. The exercise price of such options and warrants, and the conversion price of such convertible securities shall be adjusted by multiplying such price by the Exchange Ratio.

         The Exchange Agreement requires the Registrant to change its state of incorporation to Delaware and to increase the number of authorized shares to 250,000,000 shares of capital stock to facilitate the Transaction. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1. The closing (the "Closing") of the Transaction is anticipated to take place during February 2005, following the satisfaction or waiver of each of the closing conditions set forth in the Exchange Agreement, including reincorporation of the Registrant in
Delaware with an increased number of authorized shares as required for the proposed Transaction, approval by Registrant's Stockholders of such reincorporation and proposed Transaction and completion of all required filings with the United States Securities and Exchange Commission (the "SEC").

         Pursuant to the Exchange Agreement, the holders of interests in Gridline shall receive an aggregate of 47,600,000 shares of NSC Common Stock. Giving effect to such issuances and other required issuances to consultants at the Closing, the holder of interests in Gridline shall hold approximately 95.5% of the outstanding NSC Common Stock immediately following such issuances. The Exchange Agreement provides that, at the Closing, the existing sole director of the Registrant shall appoint the directors designated by Gridline (collectively, the "DESIGNATED DIRECTORS") and the existing director shall then resign. Thereafter, the Designated Directors shall comprise the entire Board of Directors of the Registrant.

         The information set forth herein relating to Gridline has been provided to the Registrant by Gridline for disclosure herein.


                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of NSC Common Stock immediately prior to and following the Transaction by (i) each person known by the Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Registrant's officers and directors; (iii) the Registrant's officers and directors as a group; and (iv) the Designated Directors who will replace the Registrant's current directors immediately following the Closing.

         As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. For purposes hereof, beneficial ownership prior to the Closing has been determined assuming 2,247,500 shares of NSC Common Stock outstanding and beneficial ownership immediately following the Closing has been determined assuming 49,847,500 shares of NSC Common Stock outstanding, giving effect to the Reincorporation Transaction and the issuance of 2.03151261 shares for each share of the Registrant currently outstanding, but without giving effect to the exercise or conversion of options, warrants and convertible securities which, upon Closing of the Transaction, shall be exercisable for shares of NSC Common Stock.


                                                  SHARES OF COMMON STOCK                      PERCENTAGE OF CLASS
                                                    BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                        ----------------------------------------      ------------------------------------
        NAME AND ADDRESS OF                IMMEDIATELY             IMMEDIATELY           IMMEDIATELY       IMMEDIATELY
         BENEFICIAL OWNER                  PRIOR TO THE           FOLLOWING THE         PRIOR TO THE      FOLLOWING THE
                                             CLOSING                 CLOSING               CLOSING           CLOSING
------------------------------------    ----------------         ---------------      ---------------    -----------------

Gerard Werner*                             2,200,000                2,200,000             97.9%               3.6%
Blaize N. Kaduru(1)**                              0               10,337,125                0%              20.7%
Duncan E. Wine(2)**                                0               10,337,125                0%              20.7%
Vernon Jackson(3)**                                0               10,337,125                0%              20.7%
Randall H. Miller                                  0                3,445,708                0%               6.9%
Stanford Milnes                                    0                1,230,610                0%               2.5%
Herbert O. Orji, Ph.D.**                           0                  492,244                0%               1.0%
Jamila E. Jefferson**                              0                  492,244                0%               1.0%
George Boitano                                     0                  246,122(4)             0%                  (4)
Matthew Prebeg                                     0                  246,122(4)             0%                  (4)
Adam Berlew                                        0                  246,122(4)             0%                  (4)
Stephen E. Smith, Jr.                              0                  246,122(4)             0%                  (4)
Goldstein & Faucett LLP                            0                  246,122(4)             0%                  (4)
Aventura Holdings                                  0                1,107,601                0%              2.2%(5)
Reich Capital                                      0                1,615,357                0%              3.2%(6)
Avercap                                            0                  1,265,357              0%              2.5%(7)
Helena Wahala                                      0                  2,615,356              0%              5.2%(8)
Laguna Partners I LLC                              0                  3,055,714              0%              6.1%(9)
HaDavar HaNachon LLC                               0                  3,055,713              0%              6.1%(10)
c/o Citigrand Limited
Hong Kong

All Current Executive Officers and
Directors as a group (one person)
                                           2,200,000                                      97.9%               3.6%

All designated directors and
executive officers
as a group (5 persons)                             0               33,226,473                0%              66.6%

------------------------------------
   *     Indicates current Director.
   **    Indicates Designated Director.

(1) Mr. Kaduru shall hold of record and beneficially immediately following the Closing 500,000 shares of common stock and beneficially owns an additional 20,500,000 shares through Serengeti Group LP, a Bahamian limited partnership controlled by Mr. Kaduru and his family.

(2) Mr. Wine holds of record and beneficially immediately following the Closing 700,000 shares of common stock and beneficially owns an additional 20,300,000 shares through Halocom Group LP, a Bahamian limited partnership controlled by Mr. Wine and his family.

(3) Vernon Jackson, a director of the company, is the Chairman of the Board of Directors, Chief Executive Officer, and controlling stockholder of iGate, Inc., in the name of which the referenced securities are held.

(4)      Indicates less than one percent.

(5) Represents 400,000 shares issuable upon the exercise of warrants, 215,357 shares issuable upon the conversion of notes, and 492,244 shares of NSC Common Stock.

(6) Represents 1,400,000 shares issuable upon the exercise of warrants and 215,357 shares issuable upon the conversion of notes.

(7) Represents 1,050,000 shares issuable upon the exercise of warrants and 215,357 shares issuable upon the conversion of notes.

(8) Represents 2,400,000 shares issuable upon the exercise of warrants and 215,356 shares issuable upon the conversion of notes.

(9) Represents 2,625,000 shares issuable upon the exercise of warrants and 430,714 shares issuable upon the conversion of notes.

(10) Represents 2,625,000 shares issuable upon the exercise of warrants and 430,713 shares issuable upon the conversion of notes.

         The Board of Directors of the Registrant presently consists of one member. The Designated Directors will assume office on the date of the Closing.

         The Designated Directors listed below have consented to act as directors of the Registrant. The Designated Directors will constitute all of the members of the Board after they are appointed.

EXECUTIVE OFFICERS AS OF THE CLOSING AND DESIGNATED DIRECTORS

         Set forth below is certain information with respect to the individuals to be named director of the Registrant at the Closing and executive officers of the Registrant as of the Closing.

NAME                   AGE   POSITION
----                   ---   --------
Blaize N. Kaduru        53   President, Chief Executive Officer, and Director
Duncan E. Wine          45   Chairman of the Board of Directors
Vernon L. Jackson       52   Director
Herbert O. Oji, Ph.D.   54   Director
Jamila E. Jefferson     32   Director
Stanford D. Milnes      56   Executive Vice President of Sales/Marketing


         The following is a brief description of the business background of each of the named director of the Registrant:

         BLAIZE N. KADURU; PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR. Mr. Kaduru co-founded Gridline and has served as chief executive officer since Gridline's inception on July 1, 2004. From December 2002 until the founding of Gridline, Mr. Kaduru served as President/CEO of Yaak River Resources, Inc., a Colorado Corporation; NASDAQ: YAAKA.OB, now Lifeline Pharmaceutics, Inc.

NASDAQ: LFLT.OB. From June 1997 to December 2002, he served as Executive Vice President, Business Development of Wireless Communications Technology, Inc., a spin-off of Prodigy Communications, Inc. From 1993 through June 1997, Mr. Kaduru was a co-founder and Senior Vice President, Business Development of International Wireless, Inc., formerly Comstar, Inc., ("International Wireless"), a U.S. company that acquired and developed cellular telephone operating licenses in a number of African countries, including the first build-out of a GSM cellular network (the European digital cell phone standard) in Africa. During this period, Prodigy Communications, Inc. acquired International Wireless, and in 1998 Mr. Kaduru was named Executive Vice President of International Wireless. Between 1985 and 1993, Mr. Kaduru was a consultant engaged by a number of Fortune 500 Financial Services Firms, including John Hancock Advisors, Inc., and American Express Financial Advisors, Inc. Mr. Kaduru served on the City of Houston's Mayoral Advisory Board for International Trade Development, a think-tank charged with the responsibility of sourcing, advocating, and exposing Houston to international business opportunities and markets, from 1999 to 2001. Mr. Kaduru holds a Master's Degree in Agro Economics from Texas A & M University (1984), and a Diploma in Telecommunications Network Technologies, from the College of Engineering and Applied Science, Southern Methodist University (SMU, 2001). Mr. Kaduru's brother-in-law is fellow board member Herbert O. Orji, PhD.

         VERNON L. JACKSON; DIRECTOR, CO-FOUNDER. Mr. Jackson has served as one of Gridline's co-founders and Directors since July 1, 2004. Mr. Jackson has founded and, since June 1998, has served as the Chairman of the Board of Directors and Chief Executive Officer of iGate, Inc. ("IGATE"), which pioneered the development and implementation of broadband communications over existing copper wire infrastructure. In 2002, iGate was named as a defendant in JIYUB LEE
V. IGATE, INC., Case No. 1:02CV01392, in which plaintiff made allegations concerning a violation of the District of Columbia Securities Act of 2000 and claimed damages arising out of an unregistered offering and sale of securities. This action was settled and resolved without a judgment against the defendant; however, a default judgment was entered against iGate for failure to pay a settlement agreement. On April 19, 2001, Edward B. Wilson filed an action against iGate and Jack W. White. This action was settled and resolved without a judgment against the defendants; however, a default judgment was entered against iGate and Jack W. White for failure to pay a settlement agreement. Mr. Jackson has over 25 years experience in technology design and implementation with expertise in design of video, audio, and data networks inside many of the public telephone companies, including AT&T and the regional bell operating companies, and customized private premises networks. Over the last 15 years, Mr. Jackson founded VideoLan Technologies, Inc., Universal Four-Pair, Inc., and L&LD Communications, Inc. Mr. Jackson co-authored and applied for patent for "Local Area Network for Simultaneous, Bi-directional Transmission of Video Bandwidth Signal" for which he was awarded the U.S. Patent # 5537142 on July 16, 1996. He was awarded and issued a second U.S. Patent #6,240,554 on May 29, 2001 for the transmission and equalization of broadband signals over copper telephone lines. Mr. Jackson served as officer, director and founder of VideoLan Technologies, Inc., a broadband technology company that completed its initial public offering in 1995 and was traded on the NASDAQ National Market Over The Counter (OTC) System under the symbol VLNT, and reached a market valuation of more than $1 billion during Mr. Jackson's service to the Company. Mr. Jackson started his career with AT&T Bell Labs while still a high school student in Louisville, Kentucky. He earned an Associate Degree in Electronics Engineering from the United Electronics Institute in 1972. Mr. Jackson filed for personal bankruptcy in 1983.

         DUNCAN E. WINE; CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Wine has served as Gridline's Chairman of the Board of Directors since July 1, 2004. Duncan E. Wine is founder, President and Chief Executive Officer of D.E.Wine Investments Inc., a sixteen years old regional investments securities brokerage firm headquartered in Houston, Texas, with approximately 3,000 customers world-wide. Mr. Wine has been involved in the organization and early stage financing of a number of technology and telecommunications companies, including:

o        Boston Technology,  Inc., now Comverse Technology, Inc. (NASDAQ: CMVT).
         Boston Technology, Inc. pioneered the development of central office voice-mail systems worldwide. In 1986, Mr. Wine was responsible for the initial start-up funding capital for Boston Technology.

o Dynacq Healthcare Inc., which operates surgical hospitals and out-patient surgical centers in Dallas, Baton Rouge, and Houston. In 1991, Mr. Wine was responsible for the initial start-up funding capital for Dynacq, which he took public in a reverse merger in 1991.

o International Wireless, Inc., which developed the first GSM cellular phone network in the West African region (in the Ivory Coast) in 1996. In 1994, Mr. Wine co-founded International Wireless and arranged its initial start-up funding.

o Calypso Wireless Inc., (NASDAQ: CLYW) In 2003, Mr. Wine helped Calypso Wireless raise capital to complete development and begin production of its WiFi to cellular switching technology, known as ASNAP(TM), or Automatic Switching of Network Access Points proprietary technology.

         HERBERT O. ORJI, PHD; DIRECTOR. Dr. Herbert O. Orji is an Investment Banker, Chartered Stockbroker and a Fellow of the Chartered Institute of Bankers (U.K & Nigeria). He has been Chairman and CEO of SUMMA GUARANTY & TRUST COMPANY PLC ("SGTC"), a member firm of the Nigerian Stock Exchange, since 1993. In 1985, he was appointed the Managing Director and CEO of Progress Bank of Nigeria Pic where he served until his resignation in 1991. Beginning in 1991, Dr. Orji worked with the IFC as a Consulting Advisor on financial projects in English speaking West African countries before joining SGTC. He is the Chairman of the Board of Business in Africa Group Ltd South Africa and current President and Chairman of Council, African Banking & Finance Association (ABFA). He is the Chairman of the Research & Development Committee of the African Business Round table (ABR), the Pan-African organization that heads the NEPAD Business Group. He also serves as the Vice-Chairman of the Industrial Training Fund (the federal government of Nigeria premier capacity building fund), and a Director of African Development Insurance Company Limited (ADIC) and Bio-Organics Nutrients Systems Nigerian Limited. He also lectures at the National Institute for Policy and Strategic Studies (NIPSS), Nigeria, and teaches Mergers, Acquisitions, Divestitures and Valuations at the Lagos Business School MBA and Executive Education Programmers. Since 1996, he has served in several international committees on privatization of utilities, oil and gas, and infrastructure in Africa under the auspices of the ABR, World Bank-IFC, ADB and BIA investment conferences. He is the Chairman and President of the Governing Council of the United Way International-Nigeria, an affiliate of the United Way International USA and Vice-President of Harvard Business School Association of Nigeria. Dr. Orji earned a Mathematics and Economics degree (with honors) from Howard University in 1973, an MBA in Finance from the University of Michigan in 1975, a Ph.D. in Banking and Finance from the Union Graduate Institute and University in Cincinnati, Ohio in 1979, and a Post Management Diploma from Harvard University in 1989. Mr. Orji's brother-in-law is President/CEO and fellow board member Blaize N. Kaduru.

         JAMILA E. JEFFERSON; DIRECTOR. Ms. Jefferson has been an attorney in the General Business and Energy Section of the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in New Orleans, Louisiana since December 2000. Ms. Jefferson's practice includes the representation of global banking corporations, other financial institutions and corporations in a broad spectrum of corporate, project, and international finance transactions and advising clients in connection with foreign debt offerings, letter of credit backed facilities, mortgage and other asset-backed transactions, oil and gas transactions, lease financings and foreign government debt offerings. Ms. Jefferson's experience in this area includes assisting clients with matters of finance, transportation, real estate sales and acquisitions, construction contracts, procurement contracts, operating agreements, sale/leaseback transactions and business policies and procedures. Prior to her affiliation with Jones Walker, Ms. Jefferson was an associate with Milling Benson Woodward, LLP in New Orleans from December 1999 until December 2000. She also practiced law with the law firm of Hogan & Hartson in Washington, DC from September 1998 until December 1999 and served as a law clerk to Judge Carl E. Stewart of the United States Court of Appeal for the Fifth Circuit immediately after graduating from law school in 1997. Ms. Jefferson, who is admitted to practice law in the District of Columbia, Maryland and Louisiana, holds a Bachelor's degree and J.D. from Harvard University earned in 1994 and 1997, respectively.

         STANFORD D. MILNES; EXECUTIVE VICE PRESIDENT OF SALES/MARKETING. Mr. Milnes has been serving in a consulting role to a number of telecommunications and high technology companies to provide sales and marketing expertise for both domestic and international operations. During the past two years Mr. Milnes has served in various consulting roles including service as Vice President of Calypso Wireless, Inc., with respect to Calypso's expansion efforts in Asia, consulting with Network Compounds, Inc. to help in its international marketing efforts, and under contract with Unbound Technology, Inc., as the Executive Vice President for international sales and marketing directives. Mr. Milnes served as the senior vice president of International Sales at Scoreboard, Inc. (2000-2001), where he developed an international sales and distribution organization. Mr. Milnes' experience includes the following:

         o Business Development in Mexico, Japan, Hong Kong, Malaysia, Thailand, South Korea, New Zealand, Australia, UAE, Qatar, Kuwait, Bahrain, Egypt, and throughout Europe;

         o Introduced $200 million in high-tech products to Asia Pacific market and was responsible for managing profit and loss, marketing, and sales.

         o Negotiated $160 million contract with Japan's largest telecom service.

         o Led development and general management of new telecom sales offices for $85 million global organization;

         o        Originated   $30  million  annual  revenue  by  launching  new
                  business with regional Bell operating companies in the U.S. and Canada; and

         o Responsible for profit and loss for eight multimillion-dollar, high-tech companies.

         Mr. Milnes has more than 25 years of international sales and marketing experience, including executive-level positions at PulsePoint Communications (formerly Digital Sound Corporation), Brite Voice Systems, Inc., and Boston Technology, Inc. Before beginning his sales and marketing career, he was a pitcher for the Chicago White Sox AAA affiliate in Portland, Oregon. Mr. Milnes holds a Bachelor's Degree in Mathematics from the University of Oklahoma and is a member of the Fellowship of Christian Athletes as well as an advisor to the United States Golf Association.

         Prior to the Closing, the Board of Directors of the Registrant consisted of one director, such director was not independent. Commencing at the Closing, the Board of Directors of the Registrant shall consist of five (5) directors, of whom Herbert O. Orji, PhD., Vernon L. Jackson and Jamila E. Jefferson are independent.

         Each director shall be elected for a period of one year at the Registrant's annual meeting of stockholders and shall serve until the next meeting or until his or her respective successor is duly elected and qualified. Each executive officer of the Registrant serves at the discretion of the board of directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our certificate of incorporation and by-laws. The Registrant's director does not presently receive any compensation for his services as director. The Board of Directors may also appoint additional directors up to the maximum number permitted under the by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2003, and during the nine months ended September 30, 2004, the Board of Directors of the Registrant held no meetings and took no action by written consent throughout the respective time periods.

         During the period from July 1, 2004 (inception) through September 30, 2004, the Board of Directors of Gridline held two meetings and took action by written consent on three occasions, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

         Following the Closing, the Registrant intends to establish an audit committee, a compensation committee, and a nominating and corporate governance committee of the Board of Directors which shall be responsible, respectively, for the matters described below.

         AUDIT COMMITTEE

         The audit committee shall be responsible for the following:

         o reviewing the results of the audit engagement with the independent auditors;

         o        identifying  irregularities  in the management of our business
                  in  consultation   with  our  independent   accountants,   and
                  suggesting an appropriate course of action;

         o reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

         o        reviewing the degree of independence of the auditors,  as well
                  as  the  nature  and  scope  of  our  relationship   with  our
                  independent auditors;

         o        reviewing the auditors' fees; and

         o recommending the engagement of auditors to the full board of directors.

         A charter to be adopted following the Closing will govern the audit committee. Following the Closing, Herbert Orji and Jamila Jefferson, each of whom will be an independent director, shall be the sole members of our audit committee.

         COMPENSATION COMMITTEE

         The compensation committee will determine the salaries and incentive compensation of the Registrant's officers and provide recommendations for the salaries and incentive compensation of its other employees and consultants.

         The compensation of the executive officers of the Registrant is generally determined by the compensation committee of its board of directors, subject to applicable employment agreements. The compensation programs of Gridline to date are, and the compensation programs of the Registrant commencing at the Closing shall be, intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase shareholder value. It has been the policy of Gridline to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of its business and the Registrant anticipates that the Registrant shall adopt similar policies following the Closing. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

         In connection with the Transaction, the Registrant intends to adopt an incentive equity plan with terms and conditions substantially similar to those of Gridline, and as a result of the Transaction, options to purchase shares of Gridline common stock shall be cancelled and terminated in exchange for the same number of options issued under the equity incentive plan to be adopted by NSC, as the successor in interest to the Registrant. Under the plan options may be granted to employees, including executive officers, by the Board of Directors or the compensation committee under the Registrant's or Gridline's stock option plans. The intent is to provide an incentive that focuses the executive's attention on managing the business from the perspective of an owner with an equity stake in the business. Options shall generally be awarded with an exercise price equal to the fair market value of underlying securities on the date of grant and have a maximum term of ten years.

         Gridline has informed the Registrant that the number of shares subject to options granted to each individual will generally depend upon the level of that individual's responsibility. The largest grants will be awarded to the most senior officers who, in the view of the compensation committee, have or will have the greatest potential impact on the future profitability and growth of the business. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year. The compensation committee will be authorized to utilize the services of independent consultants from time to time, to perform analyses and to make recommendations to the committee relative to executive compensation matters. No compensation consultant has so far been retained.

         RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER.

         Commencing at the Closing, the compensation committee will annually establish, subject to the approval of the Board of Directors of the Registrant and any applicable employment agreements, the salaries that will be paid to the Registrant's executive officers during the coming year. In setting salaries, the compensation committee intends to take into account several factors, including the following:

         o        competitive compensation data;

         o the extent to which an individual may participate in the stock plans maintained by the Registrant or Gridline; and

         o qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

         Following the Closing, Herbert O. Orji, PhD. and Jamila E. Jefferson will be the members of our compensation committee.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The functions of the nominating and governance committee include the following:

         o        identifying  and   recommending  to  the  Board  of  Directors
                  individuals qualified to serve as the directors and on the committees of the Board of Directors;

         o advising the Board of Directors with respect to matters of board composition, procedures and committees;

         o        developing and recommending to the Board of Directors a set of
                  corporate   governance   principles   applicable   to  us  and
                  overseeing corporate governance matters generally; and

         o        overseeing  the  annual   evaluation  of  the  board  and  our
                  management.

         A  charter  to  be  adopted  following  the  Closing  will  govern  the nominating and governance committee. The members of the nominating and governance committee are yet to be determined, each of whom will be an independent director.

         Following the Closing, the nominating and governance committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating and governance committee will take into consideration the needs of the Board of Directors of the
Registrant and the qualifications of the candidate. The nominating and governance committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and governance committee, a stockholder must submit the recommendation in writing and must include the following information:

         o        the name of the stockholder;

         o evidence of the stockholder's ownership of our common stock, including the number of shares owned and the length of time of ownership;

         o        the name of the candidate;

         o        the   candidate's   resume  or  a   listing   of  his  or  her
                  qualifications to be one of our directors; and

         o the candidate's consent to be named as a director if selected by the nominating and governance committee and nominated by the Board.

         The stockholder recommendation and information described above must be sent to the Corporate Secretary at Gridline's executive offices located at 14090 Southwest Freeway, Suite 300, Sugar Land, Texas 77478 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders, or, in the event of the first annual meeting following the Closing, by January 15, 2005.

         The Designated Directors to be members of the nominating and governance committee believe that the minimum qualifications for service as one of our directors are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director's oversight of the business and our affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities. The nominating and governance committee's evaluation of potential candidates shall be consistent with the Board of Director's criteria for selecting new directors. Such criteria include an understanding of our business environment and the possession of such knowledge, skills, expertise, and diversity of experience so as to enhance the board's ability to manage and direct our affairs and business, including when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

         The nominating and governance committee may receive suggestions from current board members, company executive officers, or other sources, which may be either unsolicited or in response to requests from the nominating and governance committee for such candidates. The nominating and governance committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

         Once the nominating and governance committee has identified a person as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, the Chairman of the Board of Directors or another member of the committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the nominating and governance committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The committee may consider all such information in light of information regarding any other candidates that the committee might be evaluating for membership on the Board of Directors. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The nominating and governance committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

EXECUTIVE COMPENSATION

         EMPLOYMENT AGREEMENTS

         The Registrant does not currently have an employment agreement with its sole director and officer.

         Based upon discussions with Gridline, the Registrant anticipates that it will assume the existing employment agreements with each of the executive officers and key employees of Gridline following the Closing. These agreements can be terminated at any time, subject to certain severance obligations as described below, and by the employee upon thirty (30) days advance written notice. The employment agreements also include a confidentiality clause, a non-compete provision, and provisions restricting the solicitation of employees or customers.

         Gridline's employment agreement with Blaize Kaduru, its Chief Executive Officer, became effective June 1, 2004, and pursuant to this employment agreement Mr. Kaduru will receive a salary of $10,000 per month during the year ended December 31, 2004, pending the availability of Company funds. Until enough funds become available, Mr. Kaduru will draw a reduced salary in the amount of $7,500 per month, with the remainder to be deferred. Beginning January 1, 2005, the Agreement provides that the salary of Mr. Kaduru will increase to a monthly base rate of $12,500. Gridline will review deferrals by the end of December 2004, and pay all amounts in full deferred by December 2004. The employment agreement with Mr. Kaduru requires that Gridline make severance payments to the employee if his employment is terminated by Gridline without "cause". "Cause" is defined in the employment agreement. If termination without cause is effective after six months of employment, Gridline is obligated to pay six months of severance at the employee's then current salary and premiums for six months of COBRA continuation coverage for group medical, disability, and life insurance plans. If such termination is effective on or after two years on the job, the Company is obligated to pay severance and premiums for twelve months.

         Gridline's employment agreement with Stanford Milnes, its Executive Vice President, Sales and Marketing, became effective August 1, 2004, and provides for a monthly base rate of $8,000. The employment agreement with Mr. Milnes requires that Gridline make severance payments to Mr. Milnes if his employment is terminated by Gridline without "cause". "Cause" is defined in the employment agreement. If such termination (without cause) is effective after six months of employment, Gridline is obligated to pay six months of severance at the employee's then current salary and premiums for six months of COBRA continuation coverage for group medical, and life insurance plans.

BENEFIT PLANS

         Gridline intends to provide usual and customary benefits to its employees at the appropriate date after the Closing. Benefits will be administered in accordance with the Gridline's employee manual which will be adopted by the Registrant after Closing.

CURRENT DIRECTOR

         The sole director and executive officer of the Registrant at the date hereof and immediately prior to the Closing is Gerard Werner. Mr. Werner has served as the sole director and executive officer of the Registrant since its inception on February 3, 1999. Mr. Werner is an attorney and graduated from the Georgetown University Law School in 1997. Mr. Werner has been a member of the District of Columbia Bar Association since January 1999. Mr. Werner served as Secretary and Director of Cyberfast Systems, Inc., an internet telephony company based in Boca Raton, Florida. He joined the board of Cyberfast in October, 1999, as a result of Cyberfast's acquisition of Global Telcom and Internet Ventures, a Colorado corporation of which he was a director, and served through the company's shareholders meeting in June, 2001, at which time he resigned.

TECHNOLOGY ADVISORY COMMITTEE

         Gridline maintains a Technology Advisory Committee, which meets periodically and when requested by the Board of Directors. The Committee operates under substantially similar Technology Advisory Board Services Agreements (the "ADVISORY AGREEMENTS"), which Gridline has entered into with each respective member of the Committee. Pursuant to the Advisory Agreements, the various technology advisors provide advice, contacts and other relevant strategic input needed to enhance the company's short-term objectives and long-term goals. The members of the committee have been chosen based upon their reputation, technological expertise, and ability to assist Gridline in achieving its business objectives. Set forth below is a description of the members of Gridline's Technology Advisory Committee.

         BYEONG-KEON (BK) SON. Mr. Son is currently President and Chief Operating Officer of iGate Inc. ("IGATE"), which pioneered the development and implementation of broadband communications over existing copper wire infrastructure. At iGate, his role covers strategic planning, product and business development, and strategic alliances. Mr. Son has an extensive background in product development, design, sales, and re-engineering of consumer electronics dating back to 1984. Mr. Son also has been involved in leading and directing corporate venture marketing development for Korean electronics companies and telecommunications manufacturing firms seeking to enter the U.S. and European markets. Mr. Son worked for Samsung Corporation, Seoul, Korea, from 1984 to 1998 including, Marketing Manager for Samsung's global marketing plan for consumer electronics, coal generation power plants, and strategic alliances and General Manager of the Global Strategist Group. Prior to Samsung, Mr. Son founded Technovalley, Inc., in Korea, a developer of consumer products and prior to Technovalley, he was President and CEO of Wuestec Inc., a major medical equipment manufacturer based in Mobile, Alabama. Mr. Son holds a Bachelor's degree in Mechanical Engineering, from Kyunghee University, in Seoul (1982), an MBA from Korea University, in Seoul, (1995), and an MBA from the Graduate School of Business Administration, Harvard University, Cambridge, Massachusetts (1997).

         GEORGE BOITANO. Mr. Boitano is currently a product auditor for Rocket Software, (www.rocketsoftware.com) based in Newton, Massachusetts. He patents, develops, designs, and delivers security software products for Global 100 companies. Prior to Rocket Software, Mr. Boitano co-founded Security Integration, Inc. in 1990 and served as Chief Technology Officer and later President and Chief Executive Officer, where he authored a patent from which he created several products aimed at the large system security needs of Fortune 1000 companies. These products resulted in over 150 significant direct sales and in an OEM (original equipment manufacturer) relationship with Netegrity, Inc. This business attracted a number of interested buyers, and its assets were purchased by Rocket Software, Inc. in 2002. Mr. Boitano previously worked as a consultant, systems programmer, and software engineer, specializing in computer and network security operating systems interfaces. Mr. Boitano authored a U.S. Patent titled "Apparatus and Method for Computer System Integrated security" (5,305,456) which was granted in April, 1994. He holds a Bachelor's degree in Physics from Harvard University, Cambridge, Massachusetts.

         STEPHEN E. KENNEDY-SMITH, JR. Mr. Smith has, for the last 20 years, been involved in running the Kennedy family worldwide financial investments, and is principally a real estate developer. He served as Deputy Campaign Manager for Senator Edward Kennedy during his Presidential and Senatorial campaigns. Aside from his business activities, Mr. Smith also served on the staff of the Senate Judiciary and Foreign Relations Committees. After leaving the Senate, Mr. Smith taught a course in negotiations at Harvard University Law School. During that time, he also served as a consultant to the Irish peace process and the Organization of African Unity (OAU), as well as a number of high-level political peace negotiations. Mr. Smith has founded and continues to be Chairman of Social Media, a media company, and Kennedy Smith Sammaweera, a Real Estate Investment and Development business specializing in developing technology related real estate investments. Mr. Smith has received the Danforth Award for Excellence in teaching three times from Harvard University and is also the winner of the Lyndehurst Foundation Prize for Social and Artistic Achievement. He has delivered keynote presentations at the annual conferences of the Family Firm Institute and the Family Office Exchange. Mr. Smith continues to serve on the Kennedy family Financial Advisory Board. He has also served on the board of the John F. Kennedy Library, the Robert F. Kennedy Memorial, and Citizens Energy Corporation. Mr. Smith received his M.A. from Harvard University, his J.D. from Columbia University, and his M.Ed. from Harvard University School of Education.

         ADAM T. BERLEW. Mr. Berlew is currently Senior Manager, Marketing and Business Development, Software and Peripherals, Dell, Inc., in Austin, Texas. His major responsibilities include, identifying Dell's new market opportunities and technologies, creating vendor alliances, optimizing sales investment focus to meet and exceed financial goals, driving customer/market analysis, and related matters. Prior to joining Dell, Mr. Berlew was the founder, Chief Financial Officer and Marketing Officer for CSSI based in Annandale, Virginia, a wireless broadband carrier deploying networks in second tier markets. He was previously, a consultant for telecommunications investments for Modern Africa Fund Inc., based in Washington, D.C. Mr. Berlew also served as Director, Senior Vice President of Finance and Corporate Development for Prodigy Inc., and maintained the same position when the African and Latin American operations subsidiaries of Prodigy Communications were spun off into a new entity, IW Acquisitions, Inc., which he co-founded, in 1996. Prior to Prodigy and IW Acquisitions, Mr. Berlew worked as a Consultant for Boston Consulting Group (1992-1996), Rath & Strong, Inc, (1991-1992), and Africare, a major N.G.O. (Non-Governmental Organization) in Mogadishu, Somalia. Mr. Berlew holds a Bachelor's Degree from Brown University, In Providence, Rhode island, majoring in Comparative Studies (1988), and an M.B.A. from The Wharton School, university of Pennsylvania (May, 1993).

         MATTHEW J. M. PREBEG. Mr. Prebeg is currently President of Glover, Miller, Lewis & Prebeg, P.C. in Houston, Texas. He is an engineer and a lawyer who represents product manufacturers and inventors over a wide range of legal matters, including the evaluation and protection of intellectual property rights and claims, product liability exposure, contract disputes, and theft of trade secret issues.

Prior to Glover, Miller, Lewis & Prebeg, he was a researcher at Texas A&M University from 1980 to 1987, where he developed control systems for large scale machinery and researched alternate fuels performance in various types of industrial engines. In 1988 Mr. Prebeg was a Control Systems Engineer for Dohner and Associate, Inc., in Lisle, IL, and from 1989 to 1990, he was a Program Manager at the Nevada Automotive Test Center. From 1990 to 1994, he was President of PAC Development Group, Inc. of Houston, Texas. Mr. Prebeg received his law degree from the University Of Texas School Of Law (1994). He received his Bachelor of Science from the University of Illinois at Urbana-Champaign
(1980) and later was awarded a Ph.D. in  Engineering  from Texas A&M  University
(1988). His publications include: Prebeg, M. 1989. TIRE SUSPENSION AND TERRAIN INTERACTIVE MODELING AND VALIDATION - AN ITERATIVE APPROACH. ASTM Committee F-9 on Tires; Prebeg, M., A. Mizrach, and I. Shmulevich. 1987. CONTROL ALGORITHMS FOR INDEXING MULTI-JOINTED MOBILE TRUSS STRUCTURES. ASAE Paper No. 87-1061; Prebeg, M., and S. Searcy. 1987. ENGINESIM-A THERMODYNAMIC CYCLE SIMULATION PROGRAM. CoED, Vol. VII, No.4, Computers in Education Division of the ASEE; Adred, W., M. Prebeg, and W. Thomson. 1983. RETROFITTING METHANE FUELED SI ENGINE FOR ALCOHOL. ASAE Paper No. 83-1062. Mr. Prebeg is licensed to practice in the United States District Courts for the Southern and Western Districts of Texas and the District of Colorado.

         EDWARD W. GOLDSTEIN. Mr. Goldstein is a partner of Goldstein & Faucett, L.L.P., an intellectual property law firm in Houston, Texas, which focuses on enforcing patents, via patent infringement suits or licensing, on a contingent-fee, hourly or modified billing basis. Mr. Goldstein typically represents independent inventors and small companies on a contingency basis who lack the resources to license patents or litigate against patent infringement. Mr. Goldstein also litigates other intellectual property matters, such as trademark,  copyright,  trade secret,  unfair  competition  and related  complex matters. Mr. Goldstein intends to help Gridline seek ways to protect intellectual properties it hopes to develop in the future with regards to all associated PLC access technologies. Mr. Goldstein graduated from Penn State University with a B.S. degree in Chemical Engineering in 1963 and obtained a J.D. with honors from George Washington University in 1967.

         CHRISTOPHER M. FAUCETT. Mr. Faucett is a partner of Goldstein & Faucett, L.L.P., an intellectual property law firm in Houston, Texas, which focuses on enforcing patents, by means of patent infringement suits or licensing, on a contingent-fee, hourly or modified billing basis. Mr. Faucett typically represents independent inventors and small companies on a contingency basis who lack the resources to license patents or litigate against patent infringement. Mr. Faucett provides a range of intellectual property legal services, including prosecution, rendering opinions, licensing, technology transfer, and client counseling. Mr. Faucett intends to help Gridline seek ways to protect intellectual properties it hopes to develop in the future with regards to all associated PLC access technologies. Mr. Faucett graduated from Texas A&M University in 1987 with a B.S. in Engineering Technology - Industrial Distribution. After working for five years in engineering sales, he obtained a J.D. with honors from Thurgood Marshall School of Law in 1995.

         PHILLIP GENNARELLI. Mr. Gennarelli is an executive of Energy Generation Group LLC ("ENERGYGEN"). Mr. Gennarelli has 25 years of experience in the infrastructure industry in emerging markets with diverse transactions, including public and private infrastructure, power, oil and gas, gas storage, gas transportation, and distribution. Prior to joining EnergyGen, Mr. Gennarelli was the principal and founding member of Millennium Ventures LLC, a Houston-based venture capital firm where he managed the firms energy investments from 2000 to 2003. He was Vice President Commercial Development for Unocal's Central Asia group from 1996 to 1999. Prior to joining Unocal, he was Director of Business Development for Europe/Middle East/Africa for Reliant Energy's international development group from 1995 to 1996. Prior to joining Reliant, he was President of Penn Octane Corp. ("POCC"), a Nasdaq-listed energy company primarily engaged in Liquid Propane Gas transportation and marketing to Pemex, from 1993 to 1994. From 1976 to 1993, he was Manager of Regulatory Affairs for the American Gas Association and Midcon Corp., Vice President of Transportation/Operations for Hadson Gas Services. After Hadson, he was Vice President Business Development USA for Amoco's

Gas Group. Mr. Gennarelli earned his B.S. from Iowa State University and M.B.A. at the Illinois Institute of Technology, Sloan School of Management, and is a registered professional engineer.

         Each of Gridline's non-employee Technology Advisory Board members were issued 500,000 shares of Gridline's common stock at par value ($.0001 per share), with the exception of Phillip P. Gennarelli who received 1,000,000 shares, upon joining the Technology Advisory Board in exchange for services rendered, and to be rendered, under the Advisory Agreements. Through action of the Gridline board of directors and approval by stockholders of the Corporation, Gridline has adopted its 2004 Equity Incentive Plan which includes, among other equity based compensation, provisions for the issuance of incentive stock options exercisable for up to 7,000,000 shares of Gridline common stock as well as non-qualified options. Directors may be reimbursed for actual out-of-pocket expenses incurred by them in attending meetings and in the performance of their duties as directors. A copy of a Form Technology Advisory Board Service Agreement is attached as Exhibit 10.9. A copy of Phillip P. Gennarelli's Technology Advisory Board Service Agreement is attached as Exhibit 10.10



                                    BUSINESS

NORTH SHORE CAPITAL IV, INC.

            The Registrant was incorporated under the laws of the State of Colorado on February 3, 1999, and is in the early developmental and promotional stages. To date the Registrant's only activities have been organizational in nature, directed at developing its business plan and raising its initial capital. The Registrant has not commenced any commercial operations. The Registrant has no full-time employees and owns no real estate.

            The business of the Registrant to date classifies the Registrant as a "blank check" or "shell" company whose sole purpose has been to locate and consummate a merger or acquisition with a private entity. Under terms of the Exchange Agreement, the Registrant has agreed, subject to shareholder approval, to reincorporate under the laws of the State of Delaware and increase its authorized capital stock to 250,000,000 shares, including 230,000,000 shares of authorized common stock, par value $.001 per share and 20,000,000 shares of authorized preferred stock, in anticipation of the Gridline Transaction.

         A detailed description of the business of the Registrant as heretofore conducted is hereby incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003, a copy of which is on file with the Securities and Exchange Commission.

GRIDLINE COMMUNICATIONS CORP.

         GENERAL

         Gridline is a development stage company that was formed as a Delaware corporation in July 2004 to provide integrated distribution of broadband telecommunication and data transmission through electrical power lines to residences and businesses. Gridline plans to provide power line communications ("PLC"), or broadband over power lines ("BPL"), using existing electric power transmission and distribution lines. PLC technology will allow Gridline, through utility companies, to send video, Internet and voice communications over standard 50 or 60 Hz voltage frequencies. Gridline believes that the dominant policy trend across the United States and most of the globe continues toward deregulation and privatization of the telecommunications services sector and that this policy trend will continue for the foreseeable future. Gridline believes that this global policy trend is a supporting factor in the current increase in data volume and Internet traffic, which now exceeds the volume of voice traffic.

         Gridline's executive offices are located at 14090 Southwest Freeway, Suite 300, Sugar Land, Texas 77478 and our telephone number is 281-340-8518 and fax is 281-340-8519. Gridline's web site address is www.gridlinecommunications.com and is still under construction.

         STRATEGY

         Gridline's strategy is to provide state-of-the-art, low-cost PLC services for traditional utility companies, internet service providers ("ISPS"), home appliance manufacturers, and equipment vendors worldwide. Gridline believes these services, will provide companies the opportunity to create new businesses and revenue streams utilizing existing infrastructures. Gridline plans to offer to traditional utility companies and equipment and appliances vendors a technology platform from which they can participate directly in the telecommunications and Internet services industries. Gridline's system has been designed and will continue to be developed to be user-friendly for these types of companies and applications. Gridline believes the telecommunications companies and cable operators will also benefit from Gridline's low cost "last mile" solution.

         TECHNOLOGY OVERVIEW

         PLC is a method of sending and receiving voice and data signals using existing electric power transmission and electricity distribution lines. Through PLC, voice, data and video signals can be transmitted over electric power lines by embedding or superimposing a high frequency broadband communications carrier signal on wires concurrently transmitting electric power at the standard 50 or 60 Hz alternating current frequency. Communications are transmitted at frequencies above 1 MHz without affecting the quality of either the low frequency power transmission or the high frequency communications signals that are using the same circuit. The PLC technology relies on a series of conditioning filters to separate the communications signal from the power transmission frequency. The conditioning filters allow normal electric power transmission to outlets in homes and businesses, while data signals are collected by a communications module or "service unit", which provides multiple channels for voice, data, video, etc.

         Each home or business service unit communicates with a base station server at the local electric substation, where the base station connects users to the Internet by means of fiber or broadband co-axial cable. The configuration is thus similar to a neighborhood LAN (local area network). The server operates through a system of IP addressing as part of the LAN environment. The service unit is part of the customer premise equipment. Multiple communications signals terminate at the customer premises with PLC. The service unit distributes and simultaneously manages various other types of equipment such as telephones, computers, and other devices, which co-exist and operate concurrently, without interference.

         PLC has been feasible for quite sometime and is the basis for monitoring and control of load-balancing, automation, remote meter reading, and limited data communications at very low data bit rates (9600 bps). The proliferation of the technology into home networking and broadband access are key factors in the development of the anticipated new generation of "smart home appliances" that can be programmed and controlled by remote users, including televisions, refrigerators, air conditioners, washing machines, dryers, stoves, personal computers, ovens, and microwaves. Gridline believes that for consumers to realize many of the potential benefits of home automation, they must be able to communicate directly with these appliances through the Internet by means of power lines. Without PLC, the cost and inconvenience of installing the network needed to create a sub-LAN environment to support smart home appliances makes many of their potential features infeasible.

         There are challenges and technical difficulties, which have made PLC less user friendly. In the United States for instance, step-down transformers, which reduce voltage from high voltage carrier lines to standard home service levels, serve a smaller number of homes, and the homes are usually spread further apart than in many other countries. PLC will be less efficient in this case. There are potential inherent problems with noise, signal degradation or attenuation, and distortion with PLC. However, more efficient techniques such as new modulation technology, more efficient coupling (the superimposition of data signals onto the power voltage), channel coding to minimize error bit rate, while increasing speed, and meeting ITU standards, have resulted in significant improvements as measured in recent tests conducted on PLC technology.

GRIDLINE'S CUSTOMERS

         Gridline's expected customer base will be electric utility companies, competitive local exchange carriers ("CLECS"), ISPs, and cable modem operators. Gridline intends to negotiate with these customers for long-term contracts. Under these long-term contracts, Gridline expects to deliver equipment and technical support which will be delivered and installed for the benefit of end-users, to its various customers. Gridline expects initial end-users to be the existing customers of the utility, CLEC, or other Gridline customers.

         Gridline believes that its products and services will be compelling to electric utility companies, quickly putting them in the business of providing broadband access and realizing new revenue streams from a business with little or no rate regulation which requires little capital commitment. Gridline expects that its utility company customers can market effectively through direct mailing to their existing customers, and that such customers can collect the new revenue stream by adding a line for broadband services to their current customer invoices in their ongoing billing and collection efforts. Gridline believes that the cross-selling opportunity to existing utility company customers, together with the convenience for those customers in enrolling and paying for broadband services with their existing electric service provider will contribute to the success of Gridline's PLC system. Gridline also believes that it can provide an attractive alternative for CLECs and ISPs that are now paying their competitors for delivery of telecommunication services to their respective customers.

         Gridline may negotiate tri-partite contractual agreements with CLECs or ISPs to provide broadband access services over the utility's electric power grid, with each party to the agreement receiving a portion of the revenue. Utilities in this case will access a new revenue stream, while ISPs and CLECs will increase their customer base with the opportunity to provide new services.

SERVICE AREAS; COST TO PROVIDE SERVICE

         Gridline intends to install and maintain the system equipment and control software for each area where it provides PLC service ("SERVICE AREA") and throughout the power grid as required to connect end-users with an Internet access point. Gridline intends to obtain contracts with ISPs for wholesale Internet access for all Gridline customers and end-users at such Internet access points. Because of the cost required to develop a Service Area for PLC, Gridline anticipates that its customers will initially roll out PLC service to end users only in specified Service Areas. Gridline will be required to deliver end-user equipment and train Gridline customers (e.g., CLECs and ISPs, not end-users) to install and maintain its PLC system and to instruct end-users in the use of the equipment. Except for Gridline's initial low voltage system and initial mid-voltage system, payment terms related to the manufacture and delivery of the equipment have not yet been negotiated.

SERVICE CONTRACTS WITH END USERS

         Although Gridline anticipates long term contracts with its customers (up to 10 years), it expects that its customers (e.g., CLECs, ISPs, cable operators), as service providers to end users, will require relatively shorter commitments from their customers. Given the cost to equip and install PLC broadband access services within a Service Area, Gridline anticipates that its customers will require an end-user commitment that will ensure recovery of the fixed cost of initiating service (i.e., approximately a two-year service contract at competitive rates).

GRIDLINE'S PRODUCTS

         Gridline intends to offer products and services over the existing electrical cable and wiring infrastructure, for both indoor and outdoor applications and for both narrowband and broadband.

         For narrowband, Gridline plans to offer the following products and services:

         o        energy management;

         o        command and control for home appliance manufacturers; and

         o        security monitoring for homes, offices, security agencies.

         For broadband, Gridline plans to offer:

         o co-branded power line IP enabled home entertainment products and services;

         o        co-branded small office/home office (SOHO);

         o        co-branded PLC enabled access and mini-access; and

         o        co-branded  DSL  and  cable  modem   extension   products  and
                  services.

         HOME NETWORKING. By applying a PLC extension to the DSL or cable modem that is providing broadband Internet connection to a home, the file sharing and connections to a printer in that home could be networked between personal computers ("PCS"), laptop computers, PDAs, and other computing devices located in the home without the installation of additional cabling. In this scenario, Gridline's integrated network products will have converted every electrical outlet in the house into a sub-network node for an integrated network connection and application.

         SMALL OFFICE/HOME OFFICE (SOHO). The same integrated shared network connections and applications achieved in-home networking discussed above can be duplicated in a SOHO environment using existing wall power outlets in the office. In addition, VoIP over power line telephone systems can be set up using existing electrical wall sockets, instead of resorting to costly special regular hard-wire line phone jack preparations. In a normal SOHO environment, adding additional phone jacks can pose both planning and logistical complexities.

         PLC ACCESS AND MINI-ACCESS. Utility companies can avail themselves of the opportunity to offer PLC access to their existing end-users, thereby creating a brand new revenue stream by implementing Gridline's PLC modems to deliver telecommunications services and a number broadband access applications such as Internet services, video-on-demand, audio, voice, security alarm monitoring, and energy management services over the utility company's existing medium and low power electrical grids. Most electrical utility companies already own their fiber optic infrastructure, which have remained unutilized or underutilized. This connectivity can now be shared by several apartments or office buildings.

         DSL AND CABLE MODEM EXTENSIONS. DSL or digital subscriber line and cable modem broadband connectivity has become very popular with end-users in recent years, either for home use, office use, or both. As rule, the PC or laptop equipment must be located close to the modem. Gridline's PLC technology can be used by vendors of any type to extend the distance of this connectivity to other rooms or spaces in the home or office without the need for additional infrastructure. The electrical wall outlets can be used to deploy multiple computers (both laptops and desktops) and extend the DSL or cable modem connectivity. This way, Internet connectivity is not limited to the PC located next to the modem.

         DISTRIBUTED BROADBAND CONNECTIVITY. Gridline's PLC distributed protocols can support audio, video, and data transmissions, using our co-branded chipsets to be deployed over the media access control layer of most hardware for code broadcasts, Internet, and other applications.

         AGENT OR LICENSEE SOLUTION. Gridline's planned licensee solution is comprised of: (i) broadband access, (ii) services that allow agents and licensees to upload an unlimited number of programs (both photo and video),
(iii) a personal, customized company website where their company information is hosted and marketed, (iv) significant exposure and lead generation on Gridline's industry portal, (v) personalized online office and e-mail, (vi) ongoing priority training, information resources, and enhanced customer support, product updates, and (vii) a single provider for technology issues and needs.

         PRICING. Gridline intends to focus on product margins in both the initial sale and monthly subscription fees for products and services. Margins may change in the future depending on a variety of factors, including products and services offered.

         CUSTOMERS. Potential initial target customers of Gridline are utility companies, telecommunications companies, cable companies, home appliance manufacturers, ISPs, and commercial and residential property developers, located in the United States, Latin America, Asia, the Pacific Region, Europe, Africa, and the Middle East.

         CONSUMER WEBSITE. Gridline's consumer website is under development but can be viewed in its unfinished form when construction commences at www.gridlinecommunications.com. Gridline has designed its website to allow vendors to efficiently find products and services information meeting their parameters and interests. Studies confirm that consumers want a personal online home-viewing experience, including multiple photos and comprehensive technologies information. Real-time content combined with user-friendly navigation will distinguish the Gridline website. Gridline plans to minimize distractive ads and emphasize ease of use in order to become the preferred website for consumers' PLC technology needs.

         SERVICES. Gridline is in the process of developing proprietary integrated distributed power line communications technologies. Gridline is currently developing these technologies through a product development agreement with iGate, a leader in the provision of broadband "last mile" solutions to telecommunications companies worldwide over existing copper telephone wires. iGate currently owns beneficially and of record approximately 25% of the outstanding capital stock of Gridline, and will own beneficially and of record approximately 20.7% of the outstanding NSC Common Stock immediately following the Closing. The "last mile" is generally referred to as the connection from the termination of a fiber optical ring to a user's computer. However, deploying the fiber optic lines to end-users is currently too expensive to be a realistic option for most consumers. In response to this problem, existing telephone line and television cable network became delivery mediums of broadband service in the name of DSL and cable modem Internet access. Gridline believes that delivering a large bandwidth by means of the telephone line is the most practical solution for Internet access to most end-users, given the fact that putting optical cable in every home and business location is expensive and time consuming. This technology developed by iGate has evolved around a combination of low power differential electrical signals, improved common-mode noise management and auto-equalization processes. The current iGate technology supports the transport of two way high-speed data rates of up to 52 Mbps over one mile, and 20 Mbps over three miles.

         These technologies integrate power line communications technologies with fiber-optic based access, dedicated phone lines, cable television signaling, and IP based signaling protocol, to deliver a proprietary set of "bundled telecommunications technologies" that will include the following services:

         o        POTS, or plain old telephone service;

         o information monitoring and control services, such as remotely monitored security systems, home and building management systems, telemedicine services for remote diagnosis of patients' symptoms, and long distance educational learning services;

         o        video teleconferencing;

         o multimedia teleconferencing, with voice, video, graphics, and electronic file transfer, etc.;

         o video-on-demand, where the subscriber customer requests a certain TV programming, such as a movie, at a time he or she specifies;

         o        database,   information  and  retrieval  services,  for  home,
                  business, homeland security, law enforcement and other security agencies, where an individual or agent can access a database from his terminal;

         o        telemarketing   services  for  video  catalogue  shopping  for
                  home-shopping,   business  to   business,   and   business  to
                  residence; and

         o long distance learning, where students are connected from a remote location, such as their homes, or classroom, through a one-way video basis, or in a group.

         Other services that will be available to utility companies from these technologies include, but are not limited to, energy management services, such as:

         o        remote and automated meter reading;

         o        spot pricing of electrical energy; and

         o        load balancing.

Remote meter readings and accurate spot pricing of electrical energy have already provided saving measures to utility companies, which should subsequently benefit utility customers.

GRIDLINE COMMUNICATIONS' LOW VOLTAGE SYSTEM

         The iGate low voltage system can support up to 16 to 25 customer premise equipment units. Gridline's low voltage coupler hangs next to an electric service pole. The low voltage iPLC coupler is the device that superimposes broadband signals into an 110V electric power line, and removes broadband signals from the same electrical line. This system is VoIP ready, with optional VoIP equipment. It can serve multi-unit homes and buildings with many apartments or offices. The proposed data rate for Gridline's low voltage is 14 Mbps to 25 Mbps, and can reach up to 2,500 feet. Gridline's custumer premise equipment is able to obtain instant access to the Internet and also to the home network through the power outlet. Each customer premise equipment has its own security feature, due to added individual key encryption. Other features of customer premise equipment include:

         o        packet based data communication; and

         o        readiness   for   service   features   such  as  VoIP,   video
                  conferencing, video on demand, and security monitoring for homes and offices.

         Gridline has proposed that its specification for its customer premise units will include the ability to support standard hub and router hardware. Other target specification for its customer premise units is:

         o maximum data rate of between 14 Mbps and 25 Mbps, although practical average data rate will be in the range of 2 Mbps and 4 Mbps;

         o        reach of up to 2,500 feet;

         o        channel specific adaptive loading;

         o        forward error correction;

         o        individual encryption;

         o        USB; and

         o        plug and play capabilities with Windows(R).

         A repeater is used to relay frames between the PLC router and the customer premise equipment. It is able to automatically detect an existing PLC device, and is anticipated to be easy to install. The repeater's data rate is anticipated to be between 14 Mbps and 25 Mbps, and its data transmission limit is anticipated to be up to 2,500 feet. Gridline believes that its PLC router will be able to support 5 to 10 repeaters. Its PLC low voltage network management software and server will be responsible for monitoring and management of the network and basic remote operation of the network (power reset). PLC low voltage network management software includes iGate's proprietary simple network management protocol, which will be responsible for subscriber registration, authentication, and activity monitoring.

GRIDLINE COMMUNICATIONS' MEDIUM VOLTAGE SYSTEM

         Gridline's medium voltage system is distinct from its low voltage configuration in that it requires significantly more hardware than the low voltage system. The hardware required is relatively easy to install, and it automatically detects existing PLC devices. Gridline's strategic product development partner, iGate, has indicated its willingness to assist Gridline's successful entry into the market by assisting Gridline to ensure that Gridline's products are competitively priced compared to cable modem and DSL.

PRODUCT DEVELOPMENT TIMELINE

         Under terms of Gridline's new schedule with iGate, both low voltage and medium voltage BPL systems are due for commercial pilot testing by March 1, 2005, with shipment of the commercial products forty-five (45) days thereafter; provided that development fees in the aggregate amount of $700,000 are paid in five (5) installments, with the final installment due March 2005. To date, $690,000 has been paid to iGate in development fees for both the low voltage and medium voltage categories of BPL.

MARKETING AND DISTRIBUTION

         Gridline intends to market its products and services initially through a network of key industry participants. Gridline believes the experience and credibility of these participants will be effective in convincing utilities, other telecommunications services offerors, and home appliance manufacturers to deploy and implement our products and services. The recent additions of key industry members to Gridline's Technology Advisory Board to advise and give direction and input to Gridline's executive team will be of significant benefit in reaching its penetration goals in the PLC market. Gridline plans to continue to build its network of industry influencer/endorsers. Gridline plans to seek immediate trials of its products and services in the PLC market in the fourth quarter of 2004.

         Gridline's business model is a license and co-operation model. Gridline proposes to sell or auction licenses to power companies and sell cooperatively its products and services to power companies and other vendors who will, in turn, sell these products and services to end users. Gridline believes that its licensees will be attracted by the opportunity to capture new markets and offer telecommunications services to new and existing customers. Gridline believes that this model will allow it and its licensees to become a low cost provider for these services. Gridline intends to assemble and market the telecommunications system using iGate's system architecture and proprietary PLC technology together with components from major product manufacturers and distributors, such as Siemens. Gridline intends to work with the electric utilities to install these components as required throughout the on the power grid and on customer premises. Gridline anticipates that its utility licensees will maintain the relationship with the end-user, billing and collecting for telecommunications services, electric power or other services.

COMPETITION

         Gridline anticipates that it will be in competition with both traditional telecommunications and ISP companies engaged in providing Internet services to end-users and related businesses. Over the past few years, the size and revenue potential of the broadband market has created a crowded field of first generation broadband Internet companies. In the United States, some utility companies are currently conducting trials or tests with residential end-users, in partnership with early entrants in the PLC market. Consolidated Edison, for instance, is working with Current Technologies, Inc., and PepCo to conduct tests in the distribution of broadband Internet access over power lines, and substation monitoring and Ambient Corporation is currently collaborating with a number of electronics utilities.

         To the knowledge of Gridline, the only companies in the U.S. to announce the first large scale commercial PLC deployments in a U.S. city are Prospect Street Broadband, L.L.C. and Ambient Corporation. Overall, the number of participants in the PLC market at this time is small. There are still challenges in terms of cost estimates to end-users, profitability, speed of connectivity, and how best the opportunity can be harnessed.

         The Gridline approach is distinct from that of its competitors. Gridline plans to offer bundled PLC services and products to vendors, and to a greater variety of customers. Gridline believes that its proprietary combination will include the best technologies in the PLC industry, including components such as modems, chipsets, MAC and IP-enabled software for home appliance automation, voice, video and data, which will give our customers an array of products and services. Gridline believes that this will enable its customers to provide new services, which they could not ordinarily provide without Gridline's suite of PLC technology products and services. Gridline intends to provide consultation services with customers to optimize their systems, by providing a "best-fit" suite of products and services to allow power companies and other customers to increase their respective profit margins. Finally, Gridline believes that its collaboration with iGate will uniquely position it with one of the leading technological partners for PLC delivery systems.

INDUSTRY OVERVIEW

         OPPORTUNITY

         Electricity service networks form the most extensive network in the world, with over three billion worldwide end-users, and Gridline expects the industry to continue to grow in reach and usage. Power line communications technology for the delivery of broadband is likely to be successful because power lines are already installed in most homes and offices, and it provides multipoint connectivity for the use with no new cabling required. Power line access also offers a point-to-multipoint connectivity, which means users can share costs of installation associated with PLC equipment retooling. U.S. federal regulators have preliminarily approved PLC access technology. Goals of the Federal Communication Commission ("FCC") include boosting Internet access competition, and lowering consumer costs, thereby bridging the digital divide in less developed areas, these goals will be furthered by PLC access technology. Power line broadband access also holds the potential for new business opportunities for utilities, telecommunications companies, PTTs (post, telegraph, and telecommunications companies), cable operators, and home appliance equipment manufacturers. The benefits of PLC access technology could be extensive, impacting people and industries worldwide. Utilities will have the opportunity to diversify by adding new services in the telecommunications market. PLC access companies will be able to solve "last mile" access problems cheaply and efficiently, without new cabling, thus expanding their revenue base. Cable operators will have an opportunity to provide voice services to existing customers.

         In developing countries, Gridline believes that PLC could leap-frog the prevalent broadband technologies. A recent United Nations study has stressed the importance of eliminating the digital divide, both within the population of the advanced countries of the world that are wealthy, and between the rich and poor countries of the world. Although electricity coverage is low in some countries, and PLC may not provide an immediate solution with regard to bridging the digital divide, national development plans of most developing countries make electric service a very high priority compared to the installation of dedicated copper or digital telephone lines to homes or offices. PLC technology provides the potential to vastly extend broadband coverage by having the capacity to capitalize upon the development plans to bring electricity to more of the world's population. This expansion can be done at a fraction of the capital outlay needed for the new cabling of either copper wire or fiber dedicated to telecommunications.

         In China, recent data indicates that there are approximately nine phones for every 100 citizens; this represents a low hard-wire line phone penetration. However, there are approximately 33.5 television sets per 100 inhabitants, which signify much higher electricity coverage in the population. However, in more advanced countries, the ratio is almost 1:1 for both television and hard-wire line phones. These figures show that the electricity network penetration rate is relatively high in emerging economies, thus the penetration rate is comparable to that of many advanced countries, while the landline telephone coverage or teledensity is very low. Based upon the foregoing, analysts may draw the conclusion that the effect of using the electricity network for telecommunications would substantially increase teledensity per population in developing countries of the world. In these countries, governments and international financial institutions would rather invest to provide electricity first, which will lead to "bundled communications services," which would include voice communication technology, rather than telephone communication lines alone. By adding voice by means of the Internet, known as "voice over IP" or "VoIP," features to PLC, governments in developing countries can avoid undertaking highly capital intensive cabling projects for implementing dedicated hard-wire line cabling, be it copper or fiber-optic.

         MARKET ANALYSIS

         According to the May 2004 revised statistics reported by www.InternetworldStats.com, worldwide Internet user totals (consisting of 233 countries) stands at over 785 million users. This represents about 12.2% of the world's population, and a growth rate for the Internet of 106% since 2000. The region with the highest penetration rate is North America, with 70.4% of the population having Internet access. Africa has the lowest rate of penetration with 1.4% user access. Europe has an average penetration rate of 29.9%, with Sweden with the highest rate of 76.8%. Eastern European countries, on the other hand, registered the lowest penetration rate for Europe. Asia has the highest number of Internet users in the world, with over 243 million users. The Middle East exhibits the highest growth rates of 219% for the four-year period 2000 through 2004.

         With regard to broadband specifically, Nielsen/NetRatings, the global standard for Internet audience measurement and analysis in recent reports, indicates that there are 39 million Americans (13%) connecting to the Internet by means of broadband. By May 2003, broadband users in American homes had increased 49%; while during the same period narrowband users declined 12%. Despite this higher growth rate, narrowband users continue to outnumber broadband users by a ratio of 3:1; the main reason for the disparity is price. However, Gridline believes that Regulators see PLC as a means to increase competition, thereby lowering costs to end users, and bridging the digital divide within the United States.

         The Yankee Group's current estimates of U.S. households with broadband will top 61.5 million by the year 2008. In Europe, Asia, and elsewhere, broadband usage is also growing.

         SIGNIFICANT BROADBAND DEVELOPMENTS IN THE LAST 12 MONTHS

         InternetworldStats.com concluded that by the end of 2003, there were over 100 million broadband lines worldwide, from DSL to cable modems (over cable TV networks), and over fiber optic cable lines. In 2003, the number of worldwide broadband users increased from 79.4 million in the second quarter to 84.4 million in the third quarter. The VoIP features of broadband are now providing non-traditional telecommunication companies an opportunity to enter into an area that would have been extremely expensive for them to enter a few years ago. Companies such as Yahoo!, and others, are providing inexpensive voice services, on top of data, to end-users thereby undercutting traditional telecommunications companies. DSL is beginning to catch up with narrowband in most countries, and only a drastic shift into new and innovative services, such as PLC, will keep ISPs and other vendors ahead of the competition. Gridline's "bundled services" present telecommunications companies, cable operators, utility companies, equipment manufacturers and others a strategic shift into a new basket of value added services to end-users, and additional revenue streams.

         BROADBAND INDUSTRY REVENUES

         The market research firm Forward Concepts recently published a report on the worldwide revenue potential of the broadband market, which includes DSL and cable modem access technologies. The report projected total industry revenue, worldwide, of over $80 billion annually by 2006, and that the growth rate will continue to be very aggressive, in spite of the lull that occurred during the last two to three years. The study by Forward Concepts points to the fact that although the market and revenue for DSL, cable modem equipment, and semiconductors has been in a lull in recent years, the industry is entering a new phase of opportunity for the right mix of new products and services. Gridline's goal is to strategically center itself by offering the right mix of "bundled services", which many analysts have deemed necessary in redefining the shift for developing new revenue opportunities in the industry. The shift for new growth opportunities for telecommunications companies, cable operators, and equipment manufacturers and chip makers is necessary for them to stay competitive in an increasingly deregulated industry. Gridline believes that, without this strategic shift, traditional telecommunications companies, cellular phone companies, cable companies, and ISPs will see their revenue shrinking and declining.

These service providers must look for new sources of revenue growth by embracing and offering a new basket of "bundled services". Gridline believes that it is strategically imperative that they be among those offering a new basket of "bundled services." Revenue for equipment sales of cable and DSL modems alone is projected to reach $4 billion annually by 2006 and revenue for sales of chips is projected to reach $800 million annually by 2006. Much of the spending and investments by telecommunications companies, cable operators, and ISPs, have produced shrinking returns in the last three years, and the industry has started to see the need to respond to new opportunities. Industry participants are looking for a vertical solutions provider that understands their needs and can deliver the complete basket of technology solutions that will appeal to end-users in a cost effective manner. The goal is to increase the average revenue per subscriber. Gridline believes that its broadband PLC access technologies offer that possibility to end-users.

EMPLOYEES; OPERATIONS AND MANAGEMENT OFFICES

         Gridline  currently  employs three people in the following  capacities:
Chief Executive Officer, [Chief Financial Officer], and Executive Vice President of Sales and Marketing. Gridline considers its relations with its employees and consultants to be excellent. Gridline does not envisage a work stoppage, and none of its potential employees and consultants is represented by collective bargaining agreements. Gridline believes that its future success will depend in part on our ability to attract, integrate, retain and motivate highly qualified personnel, and upon the continued service of our senior management and key Technology Advisory Board personnel. None of its key personnel are bound by employment agreements that prohibit them from ending their employment at any time. Competition for qualified personnel in its industry and geographical location is intense. Gridline cannot provide any assurance that it will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified employees to conduct its business in the future.

LEGAL PROCEEDINGS

         Gridline is not currently subject to any pending legal proceedings.



                           RELATED PARTY TRANSACTIONS

         Gridline has entered into a Solution(s) and Product(s) Development Agreement (the "DEVELOPMENT AGREEMENT") with iGate Inc. ("IGATE"), dated effective as of July 16, 2004, pursuant to which iGate has agreed to develop a technical solution and product package to transport high-speed data over power lines for both low-voltage and high-voltage systems. Pursuant to the Development Agreement, as amended, Gridline has obtained the exclusive right to use, market, sell, maintain, and repair all patents, drawings, parts lists, firmware, engineering change notices, design notes, and all such data needed to implement the solutions and services to be delivered by the products that Gridline intends to manufacture, and includes all local networks for simultaneous, bi-directional transmission of video bandwidth signals technology owned by iGate, whether patented or unpatented. In exchange for this exclusive right, Gridline has agreed to manufacture 100,000 units for each of the next five years. Under the Development Agreement, Gridline paid $700,000 to iGate during 2004 for the development of a low-voltage system and has the option of paying iGate an additional $500,000 for the development of a mid-voltage system during 2005. The cost of manufacturing, installing, and delivering service to customers is the responsibility of Gridline and is not included in the cost of development paid to iGate. Vernon L. Jackson, a Director, co-founder, and substantial stockholder of Gridline, owns a controlling interest in iGate and serves as its chief executive officer. Gridline believes that the fees due to iGate under the Development Agreement reasonably represent iGate's costs for such products and services and, therefore, that such products and services are provided on terms no less favorable or onerous to Gridline than those which would be obtained from unrelated parties.

         Gridline has entered into an Investment Capital Fee Agreement (the "FEE AGREEMENT") with D.E. Wine Investments Inc., effective as of August 2, 2004, pursuant to which D.E. Wine Investments has been paid a commission of 10% of the principal amount of 8% Convertible Notes Due September 10, 2005. To date D.E. Wine Investments has sold $969,000 of the 8% Convertible Notes. The Notes are convertible into shares of Gridline common stock at the conversion price of $0.10 per share and mature on September 10, 2005. No Notes have been converted to date.

         Mr. Duncan E. Wine, who is Chairman of the Board of Directors of Gridline, receives ad hoc consulting fees for services requested by the Chief Executive Officer of Gridline pursuant to a Consulting Agreement, effective as of September 1, 2004. The Consulting Agreement provides for a monthly fee of $10,000 to be paid to Mr. Wine for a period of two years from the effective date. Mr. Wine's consulting services have been necessary during Gridline's start up phase due to restrictions in hiring permanent staff. Mr. Wine has received $25,000 for his services to date.

         Mr. Gerard Werner, the Registrant's current president, chief executive officer and director has entered into a consulting agreement with Gridline (a copy of which is attached hereto as Exhibit 10.6). Commencing the date of the Closing, Mr. Werner will provide consulting services to Gridline for six months. Mr. Werner will receive $50,000 as consideration of performance of his consulting services.



                         MANAGEMENT'S PLAN OF OPERATIONS

         Management's Plan of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Gridline's actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this report under the heading "Risk Factors". Management's Plan of Operations should be read in conjunction with Gridline's financial statements and the related notes included elsewhere in this report.

OVERVIEW

         CORPORATE BACKGROUND

         The Registrant, North Shore Capital IV Inc., a Colorado corporation, has conducted no operations and has generated no revenue since its inception in February, 1999. It is a public shell company that has been seeking to engage in a business combination with an operating or development stage company.

         Gridline Communications Corporation, a Delaware corporation, is a development stage company formed in July 2004 to provide integrated distribution of broadband telecommunication and data transmission through electrical power lines to residences and businesses. Gridline plans to provide PLC, or BPL, using existing electric power transmission and distribution lines. PLC technology will allow Gridline, through utility companies, to send video, Internet and voice communications over standard 50 or 60 Hz voltage frequencies. Since its inception on July 1, 2004 through September 30, 2004, Gridline has recognized no revenues and recorded a net loss of $497,196.

         PLAN OF OPERATIONS

         From inception to date, Gridline has been primarily involved in organizing the company, negotiating vendor and personnel contracts, making arrangements for the commercial use and deployment of the iGate technology and preliminary development of its initial customer base. Gridline intends to negotiate for long-term contracts with electric utility companies, competitive local exchange carriers ISPs, and cable modem operators. Under these long-term contracts, Gridline expects to deliver equipment and technical support for the benefit of its customer and various end-users.

DEVELOPMENT STAGE COMPANY

         Gridline is in the early stage of operation and, as such, the relationships between revenue, cost of revenue and operating expenses reflected in the financial information included herein do not represent future expected financial relationships. Gridline expects that such expenses will increase with the escalation of sales and marketing activities and transaction volumes, but at a much slower rate of growth than the corresponding revenue increase. Much of the cost of revenue and operating expenses reflected herein are relatively fixed costs. Accordingly, Gridline believes that, at such stage of operations period to period comparisons of results of operations are not meaningful.

         Gridline expects to incur significant expenses without generating any revenue, at least through the installation and completion of initial testing of its commercial pilot facility, which is not anticipated before May 15, 2004. Under terms of Gridline's new schedule with iGate, both low voltage and medium voltage PLC systems are due for commercial pilot testing by March 1, 2005, with shipment of the commercial products 45 days thereafter; provided that development fees in the amount of $1,400,000 ($700,000 for each system) are paid in five scheduled installments, with the final installment due March 2005. To date, Gridline has paid $590,000 to iGate in aggregate development fees for the low voltage and medium voltage PLC systems.

            For the first half of 2005 and through initial deployment of products in its first commercial service area, Gridline anticipates that its primary source of revenue will be a combination of fees and project-specific grants from customers who elect to implement its PLC system. Thereafter, Gridline expects to receive fees for service from commercial utilities, ISPs and cable companies for Gridline's residential and commercial data service, VoIP operations, and Video on Demand operation. Under terms of its anticipated customer licenses, Gridline anticipates sharing revenue with its customers from service fees paid by end users, depending on customer and end-user requirements and the deployment model adopted by the parties.

         Gridline also anticipates additional costs associated with the addition of up to five new employees concurrently with the anticipated completion of its commercial pilot facility, and the addition of twelve additional employees for the development of commercial service areas thereafter. Under current plans, Gridline will need approximately $2,000,000 of additional capital to continue its development operations and hire and retain such new employees during the next 12 months. Gridline is currently seeking to arrange an additional $2,250,000 in bridge financing to fulfill those needs. See Managements Plan of Operations "LIQUIDITY AND CAPITAL RESOURCES" below.

COST OF REVENUES

         Cost of sales will consist of costs of equipment manufactured, cost of installation, maintenance and cost of customer services including call center expenses. Many factors are anticipated to affect Gridline's gross margin, including, but not limited to, volume of production orders placed and the competitiveness of the broadband products industry. Management currently does not anticipate that Gridline will operate its own production facilities, as it intends to outsource manufacturing to a third party low cost provider.

EXPENSES AND CAPITAL EXPENDITURES

            Gridline's  operating  expenses  for the  period  from  July 1, 2004
(inception) through September 30, 2004 were comprised of general and administrative expenses only. Gridline expects to incur significant additional expenses before generating any revenue, at least through the installation and completion of initial testing of its commercial pilot facility, which is not anticipated before May 15, 2004. General and administrative expenses were $197,196 for the quarter ended September 30, 2004. These expenses are expected to increase significantly as Gridline adds employees to support its commercial pilot facility and to deploy its initial commercial service area.

            General and administrative expenses include all corporate and administrative functions that serve to support Gridline's current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries, traveling, entertainment, rent/leases and professional services.

         Interest expense, including finance charges, relates primarily to its sale of Gridline's 8% convertible Notes Due September 10, 2005. Gridline expects interest expenses to decrease initially as notes are converted to equity and then for interest expense to increase as the company leverages its equity. Gridline also expects these expenses to increase as a requirement of operating as a public company, and anticipates that its sales and marketing costs will fluctuate as a percentage of revenue due to the addition of sales personnel and various marketing activities planned throughout the year.

            Gridline intends to engage in a dedicated marketing and sales plan, including co-marketing together with our customers to end users, direct marketing in trade publications, direct mail programs for specific markets, marketing through indirect sales channels and public relations. The initial campaign, currently under way, is designed to expose Gridline and its products and services to electric utilities, ISPs, cable companies and other potential customers. After completion of its commercial pilot facility, Gridline plans to hire additional sales and marketing personnel and prepare product brochures and other promotional materials to create awareness among end users concerning the products and services provided by the company. Gridline incurred no sales and marketing expenses for the quarter ended September 30, 2004, because its commercial products are still being developed for sale to customers, but anticipates expenditures of approximately $1,000,000 in 2005 in connection with its sales, marketing and public relations efforts.

            Gridline's principal capital expenditures have been for purposes of research and development, acquisition of capital equipment and engagement and retention of personnel. Gridline anticipates relatively high expenditures in these categories to complete the development of its products and services for initial commercial deployment. Gridline incurred capital expenditures of $300,000 for the quarter ended September 30, 2004, and anticipates expenditures of approximately $300,000 in the fourth quarter of 2004 and $700,000 in the first quarter of 2005 for completion of commercial development of its low voltage and medium voltage PLC system and commercial deployment in its initial service area. Gridline anticipates continuing research and development and capital equipment expenditures thereafter as required to deliver products and services with the product features, quality of service and price demanded by customers and end users. As a result, Gridline anticipates significant ongoing research and development and other capital expenditures.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

            In addition to the transitional nature of revenues and expenditures resulting from Gridline's status as a Development stage company, Gridline expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside of its control. Those factors that may adversely affect Gridline's quarterly operating results include: (i) its ability to retain existing customers, attract new customers at a steady rate, and maintain customer satisfaction; (ii) the announcement or introduction of new sites, services, and products by Gridline and its competitors; (iii) price competition or higher prices in the industry; (iv) the level of use of broadband Internet services, such as those offered by Gridline; (v) Gridline's ability to upgrade and develop its systems and infrastructure in a timely and effective manner;
(vi) technical difficulties, system downtime, or Internet brownouts; (vii) the amount and timing of operating costs and capital expenditures relating to expansion of Gridline's business, operations, and infrastructure; (viii) government regulation; and (ix) general economic conditions and economic conditions specific to the Internet, the power industry, and the broadband services industry.

         Due to the foregoing factors, in one or more future quarters, Gridline's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Registrant's common stock would likely be materially adversely affected.

ACCOUNTING PRINCIPLES; ANTICIPATED EFFECT OF GROWTH

         Below is a brief description of basic accounting principles which Gridline has adopted in determining its recognition of revenues and expenses, as well as a brief description of the effects that management believes that its anticipated growth will have on Gridline's revenues and expenses in the next twelve (12) months.

REVENUES

         Sales revenue will be recognized as services are delivered to Gridline's customers. Gridline may also collect license fees for the right to sell services using Gridline's technology and equipment. Rates for such services are yet to be established. It is anticipated that the rates Gridline charges for its services will not be regulated by state or federal regulators, but this is yet to be determined. As of September 30, 2004, Gridline was in its development phase and had no active customers. Management of Gridline expects the services it sells to fluctuate with the changes in demand from its customers. The price Gridline charges its customers is also expected to fluctuate as a result of the current economic situation and its impact on the market. Furthermore, management expects sales to grow as the public becomes aware of the advantages of PLC technology and Gridline develops its reputation as a provider in the broadband services and product market.

         Gridline believes that the essential element of its success will be to obtain adequate financial resources to complete the development of its products and services for commercial use and to market and deliver such products and services to electric utilities, ISPs, cable companies, and home and business users.

LIQUIDITY AND CAPITAL RESOURCES

         Gridline's principal sources of liquidity have been cash provided by offerings of convertible debt securities. Gridline's principal uses of cash have been for general and administrative expenses and research and development. Gridline anticipates that these uses, as well as working capital and the acquisition cost of capital equipment, will be its principal uses of cash in the future.

         Gridline currently has outstanding $690,000 of its 8% convertible notes due September 10, 2005 (the "NOTES"). The Notes may be prepaid at any time prior to maturity for a cash price equal to the 105% of the face amount of the note, plus all accrued and unpaid interest to the redemption date. The outstanding principal amount, together with all accrued and unpaid interest on the notes, is convertible into Gridline common stock at the rate of $0.10 per share. Following the Transaction, the Notes may be converted into the number of shares of common stock of the Registrant for which the shares of Gridline common stock that are issuable upon conversion of such Notes could have been exchanged in the

Transaction, based on the applicable Exchange Ratio. If holders of the Notes do not elect to convert their Notes on or before maturity thereof, Gridline will need to obtain additional financing, in the form of equity, debt or bank financing, in order to pay the Notes at maturity.

         Gridline requires substantial additional financing in order to complete the development phase of the business and implement its business plan. Gridline is currently seeking to arrange an additional $2,250,000 in bridge financing to fulfill its capital needs for the next 12 months. Gridline and the Registrant have recently been engaged in negotiations with financial institutions concerning private equity or mezzanine debt financing which would provide the Registrant with $3.0 million, less certain costs of the financing, to be used for repayment of Gridline's proposed bridge financing described above, for repayment of Gridline's outstanding Notes, if holders do not elect to covert all outstanding amounts under the Notes on or before maturity, and for general corporate purposes. There can be no assurance, however, that either the Gridline bridge financing or the Registrant's proposed institutional financing will occur. As the anticipated cash generated by Gridline's operations is insufficient to fund the growth requirements, Gridline will need to obtain additional funds through third party financing in the form of equity, debt or bank financing.

          In light of the limited shareholders' equity as well as the lack of operating history of Gridline and the Registrant, there can be no assurance that either company will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all, to fund the development of Gridline's business or satisfy its existing debts. In any of such events, Gridline's business growth and prospects would be materially and adversely affected. As a result of any such financing, the holders of the Registrant's common stock may experience substantial dilution.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; a downturn in the economy in general or in the PLC or broadband products sector; weak demand for its products; its ability to attract new customers; an increase in competition in the market for its products and services; and the ability of some of its new licensees to obtain financing. These factors, and additional risks and uncertainties not known to Gridline, or that it currently deems immaterial may impair business operations, may cause Gridline's actual results to differ materially from any forward-looking statement.

         Although Gridline believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Gridline is under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

         Since inception, Gridline has generated no revenue and cannot provide any assurance that it will generate revenue in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Increases in interest rates will affect the cost of financing and may affect the Company's ability to obtain favorable financing terms in order to grow as anticipated.

OFF BALANCE SHEET FINANCING ARRANGEMENTS

         Neither the Registrant nor Gridline has any off balance sheet financing arrangements.

IMPACT OF INFLATION

         Gridline believes that its results of operations are not dependent upon moderate changes in inflation rates as it expects it will be able to pass along component price increases to its customers.

SEASONALITY
         Gridline does not expect any material seasonality in sales fluctuations in the market for its products and services.

RECENTLY ISSUED ACCOUNTING STANDARDS AND CRITICAL ACCOUNTING POLICIES

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as Gridline has not engaged in either of these activities.

           In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after June 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. Gridline does not expect adoption of this statement to have a material impact on its financial position or results of operations.

                                  RISK FACTORS

         SET FORTH BELOW ARE A NUMBER OF RISKS ASSOCIATED WITH GRIDLINE'S BUSINESS UPON CONSUMMATION OF THE CLOSING AND WITH ANY INVESTMENT IN THE REGISTRANT'S COMMON STOCK. IN ADDITION TO THE FOLLOWING RISKS, AN INVESTOR SHOULD BE MINDFUL THAT BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN BY MANAGEMENT. ACCORDINGLY, IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, THE READER SHOULD KEEP IN MIND OTHER RISKS THAT COULD BE IMPORTANT.

         ANY INVESTMENT IN THE REGISTRANT FOLLOWING THE CLOSING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR IS URGED TO CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, IN ADDITION TO THE RISKS SET FORTH ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K. WHILE THESE ARE THE RISKS AND UNCERTAINTIES THAT GRIDLINE BELIEVES ARE MOST IMPORTANT TO CONSIDER, THESE RISKS MAY NOT BE THE ONLY RISKS WHICH GRIDLINE, OR, FOLLOWING THE CLOSING, THE REGISTRANT, MAY FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR FOLLOWING THE CLOSING, THE BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE VALUE OF THE REGISTRANT COULD DECLINE.

         RISKS RELATED TO OUR BUSINESS

         GRIDLINE HAS NO OPERATING HISTORY. Gridline has no operating history on which to base an evaluation of its business and prospects. Gridline was incorporated on July 1, 2004, and has been funded with only minimum capital to date in the amount of $1,078,670.00. Gridline has engaged primarily in finalizing its business plan, securing rights to essential technology, developing products and services, and making arrangements necessary to begin operations. Gridline has not yet initiated discussions with prospective customers or strategic business partners other than its key vendors. There can be no assurance that the recently assembled management group will be able to successfully exploit the assets of Gridline and effectively implement its operating strategies. Gridline is subject to the general business risk factors that similar development stage companies experience with the responsibilities and complexities attendant to a new organization, including (i) the ability to attract and maintain competent and experienced management and operating personnel, (ii) the ability to secure appropriate debt and equity capital to finance desired growth, and (iii) the efficient management and performance of its operations. Gridline's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by technology companies in their early stages of development. Gridline cannot provide any assurance that it will be successful in addressing the risks which it may encounter, and its failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations.

         THE FUTURE OF GRIDLINE IS ENTIRELY DEPENDENT ON THE SUCCESSFUL DEVELOPMENT OF ITS TECHNOLOGY, PRODUCTS AND SERVICES. Gridline is in the early stages of the development of its PLC technology (consisting of bundled products and services) for electricity utilities, cable operators, home equipment and appliance manufacturers, and telecommunications and telecom value added service providers. There is no assurance that when we complete development of our PLC technology that these companies and consumers will embrace its products and services, nor that its products and services perform as expected. Gridline's vendors in this product/technology development venture are iGate, a leader in the design and development of broadband products over existing wire line infrastructure, and Siemens Corporation, the supply chain manager and manufacturer of iGate's iB2210 Broadband product platform. Gridline intends to add functionality and features to power line technology products. Its ability to continue operations will depend on the success of its development and integration of leading edge technology products and services for home appliance manufacturers, ISPs, global telecommunications carriers, CATV, and certain government agencies. There can be no assurance that the development and integration of Gridline's products with these industries will be successful.

         THE MARKET ACCEPTANCE OF BUNDLED TECHNOLOGY SOLUTIONS IS UNCERTAIN. Even if Gridline is successful in the development of its PLC technology package, its success will depend upon the acceptance by the various industries discussed above in meeting their technology needs. Gridline believes that successful field trials and proof of the development of its suite of PLC services will be essential for successful marketing of its products and services, and there can be no assurance that any such trials or proof will be successfully obtained. Any of the factors described above, as well as unanticipated factors, could limit or detract from market acceptance of our technologies. Insufficient market acceptance of these products and services would have a material adverse effect on Gridline's business, prospects, financial condition, and results of operations.

         GRIDLINE HAS LIMITED CAPITAL AND WILL NEED ADDITIONAL CAPITAL IN THE FUTURE. GRIDLINE WILL INCUR LOSSES ONCE IT BEGINS OPERATIONS WHICH WILL CONTINUE FOR THE FORESEEABLE FUTURE. Gridline's available resources will not be sufficient, without additional financing, to achieve commercial operation of its initial PLC system. Once Gridline commences operations, it expects to incur operating losses until it has completed development of its products and services, negotiated a number of customer contracts on favorable terms and successfully served such customer accounts. Although our strategic vendors have fully developed much of the technology to be used by Gridline, Gridline anticipates that it will incur significant development costs before its suite of services can be offered to customers. During this period, Gridline expects that it will incur significant losses. The size of these losses will depend, in part, on the time required to complete such development and the rate of growth in its one-time and monthly revenues from utilities and other companies. The size of its future losses may also be impacted by non-cash stock-based charges relating to deferred stock-based compensation, stock option issuances, and amortization of intangible assets. Gridline also intends to spend significant funds on marketing initiatives to develop brand awareness in the business-to-business and business-to-consumer segments of its business. Therefore, Gridline expects its operating expenses to increase significantly in future years. As a result, Gridline may never achieve or sustain profitability, and, if it does achieve profitability in any period, it may not be able to sustain or increase profitability on a quarterly or annual basis.

         GRIDLINE WILL NEED TO EXPAND ITS SKILLED PERSONNEL AT ALL LEVELS IN A LABOR MARKET THAT IS EXTREMELY TIGHT AS WELL AS RETAIN THE THOSE PERSONNEL THAT IT HIRES. Gridline will be required to hire and retain skilled employees at all levels of its operations in a market where such qualified employees are in high demand and are subject to receiving competing offers. The inability to hire needed employees on a timely basis and/or the inability to retain those that it does hire could have a material adverse effect on its ability to meet the schedules of its strategic plan.

         GRIDLINE WILL NEED TO SUCCESSFULLY MANAGE HIGH GROWTH RATES IN ORDER TO SUCCEED. Gridline plans on growing at a rapid pace, which will require, in part, the frequent addition of new personnel in all areas of its operations. Even if Gridline is successful in finding and hiring the appropriate personnel, there will be a significant strain placed on its managerial, operation, reporting, and financial resources. Gridline is considering preliminary steps to establish the necessary legal, accounting, human resource management, and other relationships and tools that will enable it to efficiently deal with this growth. However, Gridline can provide no assurance that it will be able to successfully manage this rapid growth.

         GRIDLINE  MAY  BE  UNABLE  TO  NEGOTIATE  FLEXIBLE  VENDOR  AGREEMENTS.
Gridline must reach agreements with third parties to supply it with the hardware, software, and infrastructure necessary to provide its services, and the loss of access to this hardware, software or infrastructure or any decline or obsolescence in functionality could cause its customers' businesses to suffer, which, in turn, could decrease its revenues and increase our costs. Gridline believes that strategic vendor relationships, such as the relationship with iGate, will be critical to its success. Gridline cannot provide assurance that these relationships can be maintained or obtained on terms favorable to it and its stockholders. Gridline's success depends substantially on developing and maintaining relationships with strategic partners, such as suppliers of subscriber's customer premise and other equipments, and software. If Gridline is unable to obtain or maintain its relationship with strategic partners, its business, prospects, financial condition, and results of operations would be materially adversely affected.

         GRIDLINE IS DEPENDENT ON CERTAIN KEY PERSONNEL. Gridline is dependent on the services of several key personnel, including Blaize N. Kaduru, its Chief Executive Officer and co-founder, Duncan E. Wine, its Board Chairman and co-founder, and Vernon Jackson, a director. The loss of services of any of these individuals could impair Gridline's ability to complete the national rollout of its products and services to a significant level of consumer acceptance and could have a material adverse effect on Gridline's business, prospects, financial condition, and results of operations.

         GRIDLINE MAY BE IMPACTED BY GENERAL ECONOMIC AND SECURITY CONDITIONS. The telecommunications and Internet technology sectors are susceptible to negative trends in the international, national, and regional economies, including downward pricing pressure caused by over capacity in the industry. The success of Gridline's business will depend, in part, on a number of factors, including the absorption rate for new telecommunications capacity and spending patterns in the overall economy. There is also the uncertainty of threats of terrorism directed at U.S. interests, within U.S. borders and abroad. These factors may adversely affect the telecommunications and technology industry as a whole and could have an adverse impact on Gridline's ability to grow or achieve financial profitability.

         THE RATES GRIDLINE CHARGES FOR OUR SERVICES MAY DECLINE OVER TIME, WHICH WOULD REDUCE ITS REVENUES AND ADVERSELY AFFECT ITS PROFITABILITY. As
Gridline's business model gains acceptance and attracts the attention of competitors, Gridline may experience pressure to decrease the fees for its services, which could adversely affect its revenues and gross margin. If Gridline is unable to sell its services at profitable prices, or if gridline fails to offer additional services that achieve sufficient profit margins, its revenue growth will slow and its business and financial results will suffer materially.

         GRIDLINE MUST DEDICATE SIGNIFICANT RESOURCES TO MARKET ITS PRODUCTS AND SERVICES TO UTILITY COMPANIES. As the anticipated price that Gridline plans to charge for products and services sold to utility companies is relatively low, Gridline will depend on obtaining sales from a large number of these customers. It may be difficult to reach and enroll new subscribers on a cost-effective basis. In addition, Gridline expects that its sales personnel generally will not be able to efficiently contact subscribers for telecommunications services on an individual basis and instead must rely on sales presentations to groups of executives who operate utility companies. Therefore, even if a particular utility company uses its products and services, its customers and affiliated entities may decide not to use them.

         GRIDLINE MUST OBTAIN TRIALS AND PROOF OF CONCEPT FOR ITS PLC TECHNOLOGY. Gridline believes that its success depends in large part on the number of requests for trials and proofs of concept received from utilities and other companies that may find the need for its PLC technology. If the management of large utilities chooses to develop similar technologies internally, then Gridlines products and services may become less attractive to utilities, equipment and appliance manufacturers, and other industry participants or consumers.

         IT IS IMPORTANT TO ITS SUCCESS THAT GRIDLINE SUPPORTS INDUSTRY PARTICIPANTS. Since many utility companies are not sophisticated regarding recent advances and developments that have occurred in the telecommunications industry as it had evolved in the preceding years, Gridline believes that it is important that these companies find that its products and services are significant enough to diversify their revenue base with only minimal additional capital, manpower, and infrastructure development outlay. To meet these needs,
Gridline intends to provide customer training and develop a customer support organization that seeks to respond to customer inquiries as quickly as possible. As its customer base grows, Gridline may need to expand this support organization to maintain satisfactory customer support levels. If Gridline needs to enlarge the support organization, Gridline would incur higher overhead costs. If Gridline does not maintain adequate support levels, these customers may choose to discontinue using its service.

         THE MARKET FOR BROADBAND TECHNOLOGY ACCESS DELIVERY AND RELATED SERVICES IS INTENSELY COMPETITIVE. Gridline's products and services compete with products and services offered by a number of other entities, many of which have long operating histories and are much better capitalized than Gridline. Gridline expects new competitors to enter its market in the future; this is the combined effect of Gridline having not yet obtained patents for its technology that would bar competitors from entering the market and the relatively low barriers to entry in the market. However, Gridline plans to protect its technology by defending its proprietary rights of ownership and seeking patents for specific aspects of its technology. Although PLC access technology is still a new area, the barriers to entry for broadband telecommunications services and businesses overall are low, making it possible for new competitors to proliferate rapidly. Many of Gridline's existing and potential competitors have longer operating histories in the telecommunications and Internet markets, greater name recognition, larger consumer bases, and significantly greater financial, technical, and marketing resources than Gridline. Additionally, if and when they decide they are going to venture into this area of the industry, some of Gridline's competitors may be able to provide customers with additional benefits at lower overall costs in an effort to increase market share. Gridline cannot be sure that it will be able to match cost reductions implemented by its competitors. Its competitors and other companies may form strategic relationships with each other to compete with Gridline. These relationships may take the form of strategic alliances, joint-marketing agreements, licenses or other contractual arrangements, these arrangements may increase competitors' ability to address customer needs with their product and service offerings. Gridline believes that there is likely to be consolidation in its prospective markets, which could lead to increased price competition and other forms of competition that could cause its business to suffer.

         IN ORDER TO REMAIN COMPETITIVE, GRIDLINE WILL BE REQUIRED TO CONTINUE TO DEVELOP ITS TECHNOLOGY AND DIVERSIFY ITS PRODUCT AND SERVICE OFFERINGS. To be competitive, Gridline must continue to enhance and improve the ease of use, responsiveness, functionality and features of its PLC technology. These efforts may require it to internally develop or to license increasingly complex technologies. In addition, many companies are continually developing and frequently introduce new Internet-related broadband access products, services and technologies, which will require it to update or modify its technology. Developing and integrating new products, services or technologies into its business model could be expensive and time consuming. Any new features, functions or services may not achieve market acceptance or enhance its brand loyalty. Additionally, Gridline has not completed development and testing of certain of its proposed PLC technological features. If Gridline fails to develop and introduce or acquire these features or other new features, functions or services effectively and on a timely basis, Gridline may not continue to attract new customers and may be unable to retain its existing clientele. Furthermore, Gridline may not succeed in incorporating new PLC technologies, or in doing so, Gridline may incur substantial expenses.

         GRIDLINE'S BUSINESS IS DEPENDENT ON THE STRENGTH OF THE HIGH-TECH INDUSTRY, WHICH IS BOTH CYCLICAL AND SEASONAL. The high-tech industry has historically been cyclical. During the 1990s and up to the latter part of 2000, there was a boom in the high-tech sector "dot.com era" in the United States, with stock prices at historically high levels. In April 2000 the price bubble burst for high tech equities, led by over-inflated dot.com companies. Many believe that this adversely affected real growth in the U.S. economy. By 2001, economic reports indicated that the rate of growth in the U.S. economy had slowed measurably. Swings in the technology industry may be caused by various factors. When interest rates are high or general national and global economic conditions are or are perceived to be weak, there is typically less sales activity in the technology sector. A decrease in the current level of sales of technology related products and services could adversely affect demand for its PLC products and services. Gridline may experience seasonality in its PLC business. The technology industry typically experiences a decrease in activity during the last quarter of each year as the holiday season approaches. However, because of its lack of operating history, Gridline does not know if or when any seasonal pattern will develop relating to its products and services or the size or the nature of any seasonal pattern in its business.

         GRIDLINE IS EFFECTIVELY CONTROLLED BY ITS PRINCIPAL STOCKHOLDERS AND MANAGEMENT, WHICH MAY LIMIT ITS ABILITY TO INFLUENCE STOCKHOLDER MATTERS OR TO RECEIVE A PREMIUM FOR ITS SHARES THROUGH A CHANGE IN CONTROL. Commencing upon the Closing, the executive officers, directors, advisers, and principal stockholders of Gridline and their affiliates will own 95.5% of the outstanding shares of NSC Common Stock. As a result, they will effectively control the Registrant and direct its affairs and have significant influence in the election of directors and approval of significant corporate transactions. The interests of these stockholders may conflict with those of other stockholders. This concentration of ownership may also delay, defer, or prevent a change in control of the Registrant and some transactions may be more difficult or impossible without the support of these stockholders.

         GRIDLINE WILL NEED TO RAISE ADDITIONAL FINANCING IN THE FORESEEABLE FUTURE TO FUND ITS OPERATIONS, WHICH MAY NOT BE AVAILABLE TO IT ON FAVORABLE TERMS OR AT ALL. Gridline will need to raise significant additional capital in the future to fund continued operations. Gridline expects that it will need additional funding at some point within approximately 12 months following the Closing, and potentially sooner depending on the risks and uncertainties associated with its business and inherent in its rapidly growing and evolving industry. Following the Closing, Gridline intends to raise additional capital through one or more private placement or public offering transactions. In addition, Gridline may desire to raise additional financing at times when Gridline believes terms are favorable and it is advantageous to its growth strategy. Gridline will require additional financing to:

         o Further develop products and services that Gridline plans to offer to member affiliate groups;

         o        Fund additional marketing expenditures;

         o        Hire additional personnel;

         o        Respond to competitive pressures; and

         o        Fund working capital.

If Gridline raises additional funds through the issuance of equity or convertible debt securities, it will reduce the percentage ownership of its stockholders. Gridline can provide no assurance that additional financing will be available on terms favorable to it, or at all. The terms of securities Gridline issues in the future could also impose restrictions on its operations. If adequate funds are not available or are not available on acceptable terms, its ability to fund its operations, to take advantage of unanticipated opportunities, to develop or enhance its products and services, or to otherwise respond to competitive pressures would be significantly limited.

BROADBAND INTERNET INDUSTRY RISKS

         GRIDLINE DEPENDS ON INCREASED USE OF THE BROADBAND INTERNET ACCESS TO EXPAND PLC-RELATED PRODUCTS AND SERVICES. "Broadband Internet" refers to the capability of an internet communications system to transmit and receive large quantities of data at high rates of speed (typically at rates exceeding 385 kilobits per second ("Kbps"). If broadband Internet service fails to become a viable marketplace for business to business, business to consumers, and consumers to business content and information, its business will not expand. Increasing and broad acceptance and adoption of broadband Internet by consumers and businesses will only occur if the broadband Internet access provides them with greater efficiencies, technological innovations, and improved access to information at competitive costs.

         GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES COULD AFFECT THE IMPLEMENTATION OF PLC TECHNOLOGY. A number of legislative and regulatory proposals under consideration by federal, state, local, and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities, and jurisdiction issues. Additionally, it is uncertain as to how existing laws will be applied to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the usage and demand for its services or increase its cost of doing business. Some local telephone carriers have asserted that the increasing popularity and use of the Internet have burdened the existing telecommunications infrastructure, and that many areas with high Internet usage have begun to experience interruptions in telephone service. These carriers have petitioned the Federal Communications Commission (FCC) to impose access fees on Internet service providers and online service providers. If access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the increasing use of the Internet. This result could in turn decrease demand for its services or increase its cost of doing business.

         The future tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made at the federal, state, and local level and by various foreign governments to impose taxes on the sale of goods and services and other Internet activities. Recently, the Internet Tax Information Act was signed into law placing a three-year moratorium on new state and local taxes on Internet commerce. However, future laws may impose taxes or other regulations on Internet commerce, which could substantially impair the growth of electronic commerce.

         GRIDLINE'S BUSINESS IS SUBJECT TO REGULATIONS THAT COULD INTERFERE WITH ITS ABILITY TO MEET ITS BUSINESS OBJECTIVES. The FCC has recognized that all citizens of the United States need reliable and affordable access to the Internet services, and that a disparity in Internet access still exists in the population. Broadband power line access or PLC technology, though it has been technically feasible for quite sometime, is a possible technology for bridging the "digital divide." Certain organizations and individuals have opposed allowing PLC access over power lines on grounds that it creates electromagnetic interference problems. The American Radio Relay League (ARRL), a national ham radio association, for example, has raised concerns with the FCC that broadband telecommunications over power lines will disrupt their short-wave radio transmission. Also, the Federal Emergency Management Agency (FEMA) had also expressed concerns to the FCC that unlicensed PLC equipment interferes with their licensed radio signals. Although, the FCC's posture is that all the concern issues can be addressed and accommodated by PLC operators, and PLC equipment vendors, the FCC has announced a Notice of Proposed Rulemaking concerning amendment of Part 15 of Title 47 of the Code of Federal Regulations. This rulemaking concerns new requirements and guidelines for broadband telecommunications over power line systems. The FCC recognizes the fact that licensed radio services must be protected from harmful interference that may be caused by access broadband over power line developments. Thus, two conditions must exist for all Part 15 intentional radiating devices:

         o        This device may not cause harmful interference.

         o This device must accept any interference received, including interference that may cause undesired operation.

Several trials during the last two years have shown that with newer modulations techniques, interference is no longer a problem with PLC. Although Gridline believes that its broadband power line technology will conform to the FCC "no interference" standards, this has not been proven conclusively to date, and although Gridline anticipates further FCC rulemaking, Gridline is unable to determine what new rules the FCC may publish regarding requirements and measurement for broadband access over power line systems. If the FCC were to find interference in its access PLC systems during trials and elected to enforce certain of its existing "no interference" rules, Gridline could be forced to discontinue providing its products and services.

         GRIDLINE DEPENDS ON CONTINUED IMPROVEMENTS TO ITS COMPUTER NETWORK AND THE INFRASTRUCTURE OF THE INTERNET. Any failure of its infrastructure systems that causes interruption or slower response time of Gridline's web sites or services could result in a smaller number of users of its services. If sustained or repeated, these performance issues could reduce the attractiveness of its technologies to consumers of its products and services. Increases in the volume of traffic could also strain the capacity of its existing Internet infrastructure systems, which could lead to slower response times or system failures. This result would cause the number of search inquiries, other revenue producing offerings, and its informational offerings to decline, any of which could hurt its revenue growth and its brand loyalty. Gridline may need to incur additional costs to upgrade its infrastructure systems in order to accommodate increased demand if its systems cannot handle current or higher volumes of traffic. The recent growth in Internet traffic has caused frequent periods of decreased performance. Its ability to increase the speed with which Gridline provides services to consumers and to increase the scope of these services is limited by and dependent upon the speed and reliability of many components of the Internet outside of its PLC system. Consequently, the emergence and growth of the market for its services is dependent on the performance of and future improvements to the Internet.

         GRIDLINE'S   INTERNAL  NETWORK   INFRASTRUCTURE   COULD  BE  DISRUPTED.
Gridline's operations depend upon its ability to maintain and protect its computer systems. The systems may be vulnerable to damage from break-ins, unauthorized access, vandalism, fire, earthquakes, power loss, telecommunications failures and similar events. Although Gridline hopes to maintain insurance against fires and general business interruptions, the amount of coverage may not be adequate in any particular case. Experienced computer programmers, or hackers, may attempt to penetrate its network security from time to time. A hacker who penetrates Gridline's network security could misappropriate proprietary information or cause interruptions in its services. Gridline might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. Gridline also may not have a timely remedy against a hacker who is able to penetrate its network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose Gridline to litigation or to a material risk of loss.

         GRIDLINE COULD FACE LIABILITY FOR INFORMATION ON GRIDLINE WEB SITES AND FOR PRODUCTS AND SERVICES SOLD OVER THE INTERNET. Gridline hopes to provide third-party content on Gridline web site, particularly product advertising.
Gridline could be exposed to liability with respect to this third-party information. If Gridline provides links to the third-party websites from Gridline's website, Gridline may be a defendant with respect to claims for copyright or trademark infringement or other wrongful actions of the third parties operating those websites. Claimants might also assert that its third-party information contains errors or omissions, and consumers could seek damages for losses incurred if they rely upon incorrect information. Gridline may enter into agreements with other companies under which Gridline shares with these other companies' revenues resulting from the purchase of services through direct links to joint venture partnerships. These arrangements may expose Gridline to additional legal risks and uncertainties, including local, state, federal, and foreign government regulation and potential liabilities to consumers of these services, even if Gridline does not provide the services itself. Gridline cannot provide assurance that any indemnification provided to it in its agreements with these parties, if available, will be adequate. Even if these claims do not result in liability to it, Gridline could incur significant costs in investigating and defending against these claims. General liability insurance, if purchased by Gridline, may not cover all potential claims to which Gridline is exposed and may not be adequate to indemnify it for all liability that may be imposed.

                                      * * *

         The transaction described above is qualified in its entirety by the Exchange Agreement and related documents, copies of which have been filed as exhibits to this Current Report.

                                      * * *

         Effective at the Closing, the address of the Registrant shall be 14090 Southwest Freeway, Suite 300, Sugar Land, Texas 77478, and its telephone number shall be 281-340-8518.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

         Gridline Communications Corp. Financial Statements for the period from July 1, 2004 (inception) through September 30, 2004 with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of Changes in Shareholders' Equity, and Notes to Financial Statements ) (filed as Exhibit 99.1 hereto).

         (b)      Pro Forma Financial Information

         (c)      Exhibits.

                  4.1      Form of Convertible Note

                  10.1 Share Exchange and Reorganization Agreement, dated December 15, 2004, among North Shore Capital IV, Inc., Gridline Communications Corp., and the Beneficial Stockholders of Gridline.

                  10.2 Solution(s) & Product(s) Development Agreement, dated July 16, 2004, between Gridline Communication Corp. (f/k/a HaloCom, Inc.) and iGate, Inc.

                  10.3 Investment Capital Fee Agreement, dated August 2, 2004, between Gridline Communication Corp. and D.E. Wine Investments.

                  10.4 Gridline 2004 Equity Incentive Plan; Form of Gridline Incentive Stock Option Agreement; Form of Gridline Non-Qualified Stock Option Agreement

                  10.5 Consulting Agreement, dated September 1, 2004 between Gridline Communication Corp. and Duncan E. Wine.

                  10.6 Consulting Agreement, dated December 13, 2004 between Gridline Communication Corp. and Gerard Warner.

                  10.7 Employment Agreement dated as of June 1, 2004 between Gridline Communication Corp. and Blaize N. Kaduru.

                  10.8 Employment Agreement dated as of August 1, 2004 between Gridline Communication Corp. and Standford D. Milnes.

                  10.9 Form of Technology Advisory Board Services Agreement among Gridline Communication Corp. and the various Technology Advisory Committee Members.

                  10.10 Technology Advisory Board Services Agreement, dated October 1, 2004, between Gridline Communication Corp. and Phillip P. Gennarelli.

                  23.1 Consent of R.E. Bassie & Co., Certified Public Accountants, dated December 20, 2004.

                  99.1 Gridline Communications Corp. Financial Statements for the for the period from July 1, 2004 (inception) through September 30, 2004 with independent auditors report (including Balance Sheets, Statement of
                           Operations,  Statement  of Cash Flows,  Statement  of
                           Changes  in  Shareholders'   Equity,   and  Notes  to
                           Financial

Statements).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  DECEMBER 16, 2004

                           NORTH SHORE CAPITAL IV INC,



                           By:   /s/ Gerard Werner
                              -----------------------------------------
                                 Name:  Gerard Werner
                                 Title:    President and Chief Executive Officer

                                      -41-